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                          UNION ACCEPTANCE CORPORATION












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                             NOTE PURCHASE AGREEMENT

                       Senior Subordinated Notes due 2003


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                            Dated as of April 3, 1996












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



                                TABLE OF CONTENTS
                                                                            Page


1.       DEFINED TERMS........................................................1

2.       DESCRIPTION OF SENIOR SUBORDINATED NOTES.............................1

3.       PURCHASE AND SALE OF SENIOR SUBORDINATED NOTES.......................1

4.       CLOSING OF SALE OF SENIOR SUBORDINATED NOTES.........................2

5.       CONDITIONS TO CLOSING................................................2
         5A.      Compliance With Securities Laws.............................2
         5B.      Purchase Permitted By Applicable Laws; Legal Investment.....2
         5C.      No Adverse Legislation, Action or Decision..................3
         5D.      Approvals and Consents......................................3
         5E.      Corporate Proceedings.......................................3
         5F.      Representations and Warranties; No Default..................3
         5G.      Other Debt..................................................3
         5H.      Senior Subordinated Notes and Other Credit
                  Documents; Other Documents, Agreements and Instruments......4
         5I.      Opinions of Counsel.........................................5
         5J.      Payment of Costs and Expenses...............................5
         5K.      Purchases of Senior Subordinated Notes......................5
         5L.      Agent for Service of Process................................5
         5M.      No Material Adverse Change..................................5
         5N.      CUSIP Number................................................6
         5O.      Rating......................................................6

6.       OPTIONAL PREPAYMENTS.................................................6
         6A.      Optional Prepayments........................................6
         6B.      Notice of Prepayments.......................................6
         6C.      Partial Prepayments Pro Rata................................6
         6D.      Acquisition of Senior Subordinated Notes....................6

6.1      PRIORITY OF PAYMENT OF SENIOR SUBORDINATED NOTES.....................7
         6.1A.    Subordination of Senior Subordinated Notes..................7
         6.1B.    Payments on Senior Subordinated Notes upon
                  Default under Senior Debt...................................7
         6.1C.    Dissolution, Liquidation or Reorganization
                  of the Company..............................................9
         6.1D.    Subrogation................................................10
         6.1E.    Obligations of the Company Unconditional...................11
         6.1F     Notice.....................................................11

         6.1G     Holders Entitled to Assume Payments
                  Not Prohibited in Absence of Notice.........................11
         6.1H     Section 6.1 Not to Prevent Events of Default................12

7.       AFFIRMATIVE COVENANTS................................................12
         7A.      Accounting Systems; Financial Statements
                  and Other Reports...........................................12
                  7A(i)      Quarterly Financial Statements...................12
                  7A(ii)     Annual Financial Statements......................12
                  7A(iii)    Officer's Certificate; Portfolio Schedules.......13
                  7A(iv)     Auditors' Review.................................13
                  7A(v)      Auditors' Management Letters.....................14
                  7A(vi)     Reports to Shareholders and Commission;
                             Press Releases...................................14
                  7A(vii)    Events of Default, Etc...........................14
                  7A(viii)   Litigation, Governmental Investigations..........15
                  7A(ix)     ERISA............................................15
                  7A(x)      Taxes, Etc.......................................16
                  7A(xi)     Other Information................................16
         7B.      Corporate Existence; Maintenance of Properties..............16
         7C.      Payment Of Taxes And Claims.................................16
         7D.      Conduct of Business; Insurance..............................17
                  7D(i)      Conduct of Business..............................17
                  7D(ii)     Insurance........................................17
         7E.      Books and Records; Inspection of Property...................17
         7F.      Compliance With Laws, Etc...................................17
         7G.      Satisfaction of Obligations.................................18
         7H.      Hazardous Materials.........................................18
         7I.      Proceeds of Financing.......................................18
         7J.      Warehouse and Securitization Subsidiaries...................18

8.       NEGATIVE COVENANTS...................................................18
         8A.      Debt Incurrence; Financial Maintenance Tests................19
         8B.      Liens.......................................................20
         8C.      Investments.................................................21
         8D.      Restricted Junior Payments..................................22
         8E.      Merger or Sale of Assets....................................22
         8F.      Securitizations.............................................23
         8G.      Reporting Company Status....................................24
         8H.      Restriction on Transactions with Affiliates.................24
         8I.      No Tax Consolidation........................................24
         8J.      Amendments and Waivers of Certain Documents.................24
                  8J(i)      Charter Documents................................24
                  8J(ii)     Debt Documents...................................24
         8K.      Margin Regulations..........................................24
         8L.      Maintenance of Consolidated Tangible Net Worth..............25

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         8M.      No Public Offering of Senior Subordinated Notes.............25
         8N.      Foreign Assets Control Regulations, Etc.....................25
         8O.      Amendment of Senior Notes Note Purchase Agreement...........25
         8P.      Amendment of Section 6.1....................................25

9.       EVENTS OF DEFAULT....................................................25
         9A.      Default; Acceleration.......................................25
         9B.      Recession of Acceleration...................................28
         9C.      Other Remedies .............................................29
         9D.      Subordinated Debt Notices ..................................29
         9E.      Default Rate................................................29
         9F.      Payments on Subordinated Debt...............................29

10.      REPRESENTATIONS AND WARRANTIES.......................................29
         10A.     Organization, Powers, Good Standing, Business
                  and Subsidiaries............................................30
                  10A(i)     Organization and Powers..........................30
                  10A(ii)    Good Standing....................................30
                  10A(iii)   Conduct of Business..............................30
                  10A(iv)    Subsidiaries; Capital Stock......................30
         10B.     Authorization of Financing, Etc.............................30
                  10B(i)     Authorization of Financing.......................30
                  10B(ii)    No Conflict......................................30
                  10B(iii)   Governmental Consents............................31
                  10B(iv)    Due Execution and Delivery;
                             Binding Obligations..............................31
                  10B(v)     Securities Law Exemption.........................31
                  10B(vi)    Other Debt, Etc..................................31
         10C.     Financial Condition.........................................32
         10D.     No Material Adverse Change..................................32
         10E.     Title to Properties; Liens..................................32
         10F.     Litigation; Adverse Facts...................................33
         10G.     Payment of Taxes............................................33
         10H.     Materially Adverse Agreements; Performance;
                  Absence of Material Contracts...............................33
         10I.     Governmental Regulation.....................................34
         10J.     Certain Fees................................................34
         10K.     Disclosure..................................................34
         10L.     Facilities..................................................34
         10M.     Licenses, Permits and Authorizations........................34
         10N.     Hazardous Materials.........................................35
         10O.     Offering of Securities......................................35
         10P.     Existing Debt; Securitizations..............................35
         10Q.     ERISA.......................................................35
         10R.     Agreements with Affiliates..................................36

         10S.     Patents, Etc................................................36
         10T.     Regulation G, Etc...........................................36
         10U.     Warehouse and Securitization Subsidiaries...................37

11.      REPRESENTATIONS OF THE PURCHASERS....................................37

12.      DEFINITIONS..........................................................39
         12A.     Definitions.................................................39
         12B.     Accounting Terms............................................51

13.      JUDICIAL PROCEEDINGS.................................................51
         13A.     Consent To Jurisdiction.....................................51
         13B.     Enforcement Of Judgments....................................52
         13C.     Service Of Process..........................................52
         13D.     Waiver of Jury Trial........................................52
         13E.     No Limitation On Service Or Suit............................53
         13F.     Limitation of Liability.....................................53

14.      MISCELLANEOUS........................................................53
         14A.     Payments....................................................53
         14B.     Expenses; Indemnification ..................................53
                  14B(i)     Fees and Expenses ...............................53
                  14B(ii)    Indemnification .................................54
                  14B(iii)   Survival.........................................55
         14C.     Amendments; Waivers.........................................55
         14D.     Form, Registration, Transfer and Exchange of Senior
                  Subordinated Notes; Lost Senior Subordinated Notes..........55
         14E.     Rule 144A Mechanics.........................................56
         14F.     Persons Deemed Owners; Participants;
                  Identity of Holders.........................................56
         14G.     Solicitation; Payment.......................................57
         14H.     Survival of Representations and Warranties;
                  Entire Agreement............................................57
         14I.     Successors and Assigns......................................58
         14J.     Disclosure to Other Persons ................................58
         14K.     Notices.....................................................58
         14L.     Descriptive Headings........................................59
         14M.     Satisfaction Requirement....................................59
         14N.     Independence of Covenants...................................59
         140.     Severability................................................59
         14P.     Governing Law...............................................59
         14Q.     Counterparts................................................59
         14R.     Dating......................................................59

PURCHASER SCHEDULE

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EXHIBITS

Exhibit A         -          Form of Senior Subordinated Note
Exhibit B         -          Form of Solvency Certificate
Exhibit C         -          Opinion of Barnes & Thornburg
Exhibit D         -          Opinion of Cadwalader, Wickersham & Taft
Exhibit E         -          Form of Portfolio Analysis of Loans

SCHEDULES

Schedule I          -        Jurisdictions of Incorporation
Schedule II         -        Existing Debt; Securitizations
Schedule III        -        Existing Liens
Schedule IV         -        Existing Investments
Schedule V          -        Existing Subsidiaries and Restricted Subsidiaries
Schedule VI         -        Existing Obligations Not in the
                                 Ordinary Course of Business
Schedule VII        -        Existing Obligations
Schedule VIII       -        Facilities

     This NOTE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of April 3, 1996, is among UNION ACCEPTANCE CORPORATION, an Indiana corporation (the "Company"), and the institutions executing this Agreement as NOTE PURCHASERS on the signature pages hereof (such institutions in their capacity as purchasers of Senior Subordinated Notes as more fully set forth in this Agreement, the "Purchasers").

     WHEREAS, in order to refinance certain existing Debt provided to the Company under the Warehouse Facilities and for general corporate purposes of the Company, the Company desires to issue and sell certain senior subordinated promissory notes; and

     WHEREAS, the Purchasers desire to purchase such senior subordinated promissory notes, in such amounts as are set forth on the Purchaser Schedule attached hereto, on the terms and conditions more fully set forth herein and in such senior subordinated promissory notes;

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:


1. DEFINED TERMS. Certain capitalized terms used in this Agreement are defined in Section 12.

2.   DESCRIPTION OF SENIOR SUBORDINATED NOTES.

     The Company will authorize the issuance and sale of its 9.99% senior subordinated promissory notes due March 30, 2003 in substantially the form of Exhibit A hereto (such notes, together with any notes that may be issued hereunder in substitution or exchange therefor, are collectively referred to herein as the "Senior Subordinated Notes" and each such note is individually referred to herein as a "Senior Subordinated Note"), in the original aggregate principal amount of $46,000,000, bearing interest from the date of issuance thereof at the rate of 9.99% per annum, payable in arrears quarterly on the thirtieth day of each March, June, September and December commencing June 30, 1996 and at maturity, calculated on the basis of a 360-day year of twelve thirty-day months. The Senior Subordinated Notes are not subject to prepayment or redemption at the option of the Company prior to their stated maturity dates except on the terms and conditions and with the premium, if any, set forth in
Section 6. Principal and premium not paid when due (whether at maturity, by optional prepayment, upon acceleration, pursuant to a permitted demand, upon commencement of bankruptcy or insolvency proceedings or otherwise) and any overdue installment of interest shall bear interest at the Default Rate.

3.   PURCHASE AND SALE OF SENIOR SUBORDINATED NOTES.

     The Company hereby agrees to sell to the Purchasers and, subject to the terms and conditions set forth herein, each Purchaser, severally and not jointly, agrees to purchase from the Company the Senior Subordinated Notes, in the form of one or more Senior Subordinated Notes registered in the name of such Purchaser (or that of its nominee, as such Purchaser shall request), in such principal amounts and in such denomination as is set forth on the Purchaser Schedule for a purchase price equal to 100% of the principal amount thereof.

4.   CLOSING OF SALE OF SENIOR SUBORDINATED NOTES.

     The purchase and delivery of the Senior Subordinated Notes shall take place at a closing (the "Closing") at the offices of Cadwalader, Wickersham and Taft in New York City (or at such other location as the Company and the Purchasers may agree), at such time as the Purchasers and the Company may agree, but in no event later than April 10, 1996 (the date of such Closing is referred to herein as the "Closing Date"). The Company shall give each Purchaser at least 3 Business Days' notice of the proposed time of Closing or of any proposed change in the time of Closing. At such Closing, the Company shall deliver to each Purchaser the Senior Subordinated Notes, dated the date of the Closing, to be purchased by such Purchaser, against payment to the Company by such Purchaser of the purchase price therefor by transfer of immediately available funds to such account as the Company shall have designated to each Purchaser in writing at least two Business Days prior to the Closing Date. If, at such Closing, the Company shall fail to tender to the Purchasers any of the Senior Subordinated Notes to be purchased by them as provided above in his Section 4, or any of the conditions specified in Section 5 shall not have been satisfied or waived by the Purchasers, each Purchaser shall, at its election, be relieved of any further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such non-fulfillment.

5.   CONDITIONS TO CLOSING.

     The  obligation  of each  Purchaser  to  purchase  and  pay for the  Senior
Subordinated Notes to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

     5A. Compliance With Securities Laws. The offering, issuance and sale of the Senior Subordinated Notes under this Agreement shall be in compliance with all applicable requirements of federal and state securities laws on the Closing Date.

     5B. Purchase Permitted By Applicable Laws; Legal Investment. As of the Closing Date, the issuance and sale of the Senior Subordinated Notes by the Company and the purchase of and payment for the Senior Subordinated Notes to be purchased hereunder by each Purchaser shall (i) not be prohibited by any applicable law or governmental rule or regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), (ii) not subject any Purchaser to any tax, penalty, liability, or other onerous condition under or pursuant to any applicable or proposed law or governmental rule or regulation, and (iii) be a legal investment for each Purchaser under all laws and governmental rules and regulations applicable to such Purchaser (including those relating to eligible investments without giving effect to any "basket" provisions thereof), and the Purchasers shall have received such evidence as they may request to establish compliance with this condition.

     5C. No Adverse Legislation, Action or Decision. On or after the date hereof no legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered that, in the reasonable judgment of any Purchaser, would materially and adversely affect the Senior Subordinated Notes as an investment. As of the Closing Date, there shall be no action, suit, investigation or proceeding pending, or, to the best of the Purchasers' and the Company's knowledge, threatened, against or affecting the Purchasers or the Company, any of their respective Properties or rights, or any of their respective Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, or prevent the consummation of, or otherwise affect, the transactions contemplated hereby, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions and, to the best of the Purchasers' and the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

     5D. Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates, if any, by or of all federal, state and local governmental authorities necessary for the issuance and sale of the Senior Subordinated Notes on the Closing Date, all of which shall be in full force and effect on the Closing Date, and shall have delivered to each Purchaser certified copies thereof.

     5E. Corporate Proceedings. All corporate proceedings taken by all Persons other than the Purchasers in connection with the transactions contemplated hereby shall have been consummated (or shall be consummated simultaneously with the issuance of the Senior Subordinated Notes), and all documents and agreements incidental thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5F. Representations and Warranties; No Default. The representations and warranties of the Company contained in this Agreement and each other Credit Document shall be true when made and on the Closing Date (as if made on such date), the Company shall have performed such obligations hereunder as it is required to perform on or before the Closing Date, and there shall exist on the Closing Date, prior to and after giving effect to the transactions contemplated to occur on the Closing Date hereunder and under the other Credit Documents, no Default or Event of Default.

     5G. Other Debt. Each Purchaser, if requested by such Purchaser, shall have received a list of, and certified copies as amended through the Closing Date, of the prospectus (and other documentation any Purchaser may request) for, each completed and outstanding Securitization, the agreement documenting each Senior Note, the agreement documenting each Warehouse Facility, any agreement governing Subordinated Debt, if any, and documents and instruments granting collateral security for, or guaranteeing payment of, obligations of the Company and the Subsidiaries in connection therewith, in each case including all amendments thereto, all of which such agreements, documents, instruments and amendments shall be reasonably acceptable in form and substance to such Purchaser, and shall be in full force and effect, and there shall exist no breach or default thereunder, and the Purchasers shall have received an Officer's Certificate dated as of the Closing Date certifying the same and that such Debt agreements and Securitizations are the only Debt agreements and Securitizations of the Company and the Subsidiaries.

     5H. Senior Subordinated Notes and Other Credit Documents; Other Documents, Agreements and Instruments. On or before the Closing Date, each Purchaser shall have received originals (or, if acceptable to such Purchaser, copies) duly executed by each Person identified therein as a party thereto (where relevant) of the following documents, each in form and substance satisfactory in all respects to such Purchaser:

     (i)  the Senior Subordinated Notes;

     (ii) copies of the bylaws of the Company, each Restricted Subsidiary and each other Subsidiary, certified as of the Closing Date by such entity's corporate secretary or an assistant secretary;

     (iii)certified copies of the Articles of Incorporation of the Company, each Restricted Subsidiary and each other Subsidiary, together with good standing certificates from its jurisdiction of incorporation and the jurisdiction in which it maintains its principal place of business and each other jurisdiction in which it has material assets or operations and is required to be qualified to do business, all of which are set forth on Schedule I, each to be dated a recent date prior to the Closing Date;

     (iv) copies of resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of each Credit Document and approving and authorizing the transactions contemplated hereby and thereby, certified as of the Closing Date by the corporate secretary or an assistant secretary of such entity as being in full force and effect without modification or amendment;

     (v)  signature and incumbency certificates of the officers of the Company;

     (vi) written wire transfer instructions satisfactory to the Purchasers relating to the disbursement of the proceeds of the sale of the Senior Subordinated Notes;

     (vii)a solvency certificate substantially in the form of Exhibit B in favor of the Purchasers;

     (viii) an Officer's Certificate from the Company certifying that (a) the representations and warranties of the Company contained in this Agreement and each other Credit Document are true, correct and complete in all material respects on the Closing Date, (b) no Default or Event of Default exists on the Closing Date or will exist after giving effect to the transactions contemplated to occur on the Closing Date hereunder and under the other Credit Documents, and (c) all conditions precedent listed in Section 5 of this Agreement (other than under Section 5B(iii), which each Purchaser shall determine for itself) have been fulfilled and satisfied and all agreements, documents, certificates and opinions shall have been delivered pursuant to Section 5, all on or before or as of the purchase of the Senior Subordinated Notes, in accordance with Section 5;

     (ix) the results of such UCC searches as the Purchasers may reasonably request;

     (x)  certificates evidencing the insurance required by Section 7; and

     (xi) such other evidence, documents, agreements, opinions, consents or certificates as any Purchaser may reasonably request.

     5I. Opinions of Counsel. Each Purchaser shall have received from Barnes & Thornburg, counsel to the Company and Cadwalader, Wickersham & Taft, special New York counsel to the Purchasers, favorable legal opinion letters, dated the
Closing Date, substantially in the form of Exhibit D and Exhibit E, respectively, and covering such other matters incident to the transactions contemplated hereby as the Purchasers may reasonably request and otherwise satisfactory in form and substance to the Purchasers.

     5J. Payment of Costs and Expenses. The Company shall have paid to Cadwalader, Wickersham and Taft, special counsel to the Purchasers, an amount equal to the fees and expenses of such counsel in connection herewith to the extent billed by the Closing Date, and any other fees and expenses incurred by the Purchasers, to and including the Closing Date, in connection with the transactions contemplated hereby as provided in Section 14B(i).

     5K. Purchases of Senior Subordinated Notes. At the Closing, the Company shall have issued and sold to each Purchaser, and each Purchaser shall have purchased from the Company, the Senior Subordinated Notes to be issued and sold to each such Purchaser in accordance with the provisions hereof.

     5L. Agent for Service of Process. Each Purchaser shall have received a copy of a written instrument or instruments pursuant to which CT Corporation System shall have duly and effectively accepted its appointment as the Company's agent to accept service of process in the State of New York, as provided in and in accordance with Section 13C.

     5M. No Material Adverse Change. Since June 30, 1995, there shall have been no material adverse change in the financial condition, liquidity, operations, assets, prospects or business of the Company and the Subsidiaries, taken as a whole, in the judgment of the Purchasers, other than as may be disclosed in the June 30, 1995 audited year-end, or the December 31, 1995 interim quarterly, consolidated financial statements of the Company which have been provided to the Purchasers prior to the date hereof.

     5N. CUSIP Number. The Company shall have obtained a CUSIP number, or if not available a Private Placement Number (PPN), with respect to the initial offering, issuance and sale of the Senior Subordinated Notes.

     5O. Rating. The Senior Subordinated Notes shall have been assigned an unqualified rating obtained at the Company's expense from Fitch of at least "BBB-" and each Purchaser shall have received a copy of a letter from Fitch confirming such rating.

6. OPTIONAL PREPAYMENTS.

     6A. Optional Prepayments. The Company may prepay the Senior Subordinated Notes at any time in whole or ratably in part, at a price (the "Make-Whole Prepayment Price") equal to 100% of the principal amount being so prepaid plus
(i) accrued and unpaid interest on such amount to and including the date of prepayment, and (ii) the Yield-Maintenance Premium, if any, with respect to the Senior Subordinated Notes so prepaid; provided, however, that any such prepayment (a) may be made only in accordance with the provisions of Sections 6B and 6C, and (b) shall be in a principal amount of not less than $1,000,000 and in an integral multiple of $100,000.

     6B. Notice of Prepayments. The Company shall give each Holder written notice of each optional prepayment of Senior Subordinated Notes pursuant to
Section 6A not less than 30 days and not more than 60 days prior to the Settlement Date, which notice shall (i) specify the Settlement Date (which shall be a Business Day), (ii) state the aggregate principal amount of the Senior Subordinated Notes to be prepaid on such date and the amount of accrued and unpaid interest thereon to and including such date, and (iii) set forth in reasonable detail calculations specifying the Make-Whole Prepayment Price that would apply to the Senior Subordinated Notes if the date of such notice were the Settlement Date. Upon the giving of any such prepayment notice, such principal amount, together with accrued and unpaid interest thereon to and including the Settlement Date plus the Yield-Maintenance Premium, if any, with respect thereto, shall become due and payable on such Settlement Date.

     6C. Partial Prepayments Pro Rata. No optional partial prepayment of Senior Subordinated Notes may be made unless, in the case of each such prepayment, the aggregate principal amount of such prepayment is allocated ratably among all Senior Subordinated Notes then outstanding in proportion to the respective unpaid principal amount of each such Senior Subordinated Note.

     6D. Acquisition of Senior Subordinated Notes. The Company shall not, and shall not permit any of its Affiliates to, purchase, prepay, redeem or otherwise acquire any Senior Subordinated Note from any Holder, except pursuant to a payment or prepayment in accordance with the specific terms of this Agreement. Any Senior Subordinated Note purchased, redeemed or otherwise acquired by the Company or any Subsidiary shall immediately be retired and discharged, and may not be reissued.

6.1. PRIORITY OF PAYMENT OF SENIOR SUBORDINATED NOTES.

     6.1A. Subordination of Senior Subordinated Notes. The Company, for itself and its successors, and each Holder, by its acceptance of the Senior Subordinated Notes, agrees that the payment of the principal of, and interest and premium due on, the Senior Subordinated Notes is hereby expressly subordinate, and junior in right of payment, to the extent and in the manner provided in this Section 6.1, to the prior payment in full in cash of the principal, premium, if any, and interest on any Senior Debt. The expressions "prior payment in full", "payment in full" and "paid in full" and any other similar term or phrase when used in this Section 6.1 with respect to Senior Debt shall mean the payment in full of such Senior Debt in cash or provision for payment in full in cash or otherwise in a manner in strict conformity with the terms of the Senior Debt. The provisions of this Section 6.1 are made for the benefit of the holders of Senior Debt.

     6.1B. Payments on Senior Subordinated Notes Upon Default under Senior Debt.
(i) No direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or interest or premium on, the Senior Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Notes, and no Holder shall be entitled to receive any such payment (any of the foregoing payments or actions, a "Payment"), if a default or event of default resulting from failure by the Company to pay any principal or interest on Senior Debt shall have occurred and is continuing with respect to such Senior Debt, provided, that notwithstanding this Section 6.1B(i), the Company may make Payments if (1) the default or event of default that was the basis for such blockage (a) shall have been cured or waived or (b) shall continue to exist for more than 165 days after the date on which such default occurred and the holders of the Senior Debt subject to such default shall fail, prior to the expiration of such period of 165 days, to accelerate the maturity of such Senior Debt and to commence and diligently pursue formal judicial proceedings for the enforcement of such holders' rights with respect thereto, and (2) this Section 6.1 otherwise permits a Payment at that time.

     (ii) No Payment shall be made if:

          (A) an event of default shall have occurred and is continuing which event of default results from the failure of the Company to meet the covenants set forth in the Senior Notes Note Purchase Agreement as currently in effect with respect to debt incurrence and financial maintenance tests, liens, investments, restricted junior payments, merger or sale of assets, or maintenance of consolidated tangible net worth, provided, that if the provisions of any such covenants set forth in the Senior Notes Note Purchase Agreement are amended so as to be more favorable to the Company, then for the purposes of this Section 6.1B(ii) the provisions as so amended will be substituted for the provisions thereof as currently in effect, and

          (B) the Holders receive notice of such event of default from a Blockage Notice Provider which notice (i) relates to an event of default which did not exist on the date of any earlier notice issued pursuant to Section 6.1B(i) or this Section 6.1B(ii), and
               (ii) states that such holder of Senior Debt is invoking a payment blockage under this Section 6.1B(ii), provided, that notwithstanding this Section 6.1B(ii), the Company may make Payments if (1) the event of default that was the basis for such blockage (a) shall have been cured or waived or (b) shall continue to exist for more than 90 days after the date of the notice issued pursuant to Section 6.1B(ii)(B) relating to such event of default and the holders of the Senior Debt subject to such event of default shall fail, prior to the expiration of such period of 90 days, to accelerate the maturity of such Senior Debt and to commence and diligently pursue formal judicial proceedings for the enforcement of such holders' rights with respect thereto, and (2) this Section 6.1 otherwise permits a Payment at that time.

     (iii)Notwithstanding any provisions in this Section 6.1B to the contrary, in any consecutive 365 day period, there shall be (a) not more than two Blockage Periods invoked pursuant to Section 6.1B(i), (b) not more than three Blockage Periods invoked pursuant to Section 6.1B(ii), and
          (c) at least 35 days during which no Blockage Period is in effect. Any Blockage Period which would be in effect but for clauses (a) or (b) hereof shall be of no force and effect. Subject to clauses (a) and (b) hereof, any Blockage Period or portion thereof which would be in effect but for clause (c) hereof shall be of no force and effect during and only during the period required to satisfy the requirements of such clause (c).

     (iv) In the event that notwithstanding the provisions of this Section 6.1B the Company shall make any Payment to any Holder on account of the principal of or interest or premium on the Senior Subordinated Notes during a Blockage Period, such payment shall be held by such Holder, in trust for the benefit of, and, shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt then in default held by them) or their representative, if any, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, provided, however, that no such payment by any Holder shall be required in the event the holders of Senior Debt shall have received property in respect of such Senior Debt and the fair market value of such property, when added to the payment in cash and provision for payment in cash in respect of such Senior Debt, shall constitute full payment of such Senior Debt unless the Holders (pro rata as to the respective amounts paid over and delivered to the holders of Senior Debt or their representative) shall receive such property with a fair market value equal to the amount so paid in excess of such full payment to the holders of Senior Debt.

     (v) The Company shall give prompt written notice to the Holders of any default or event of default (a) in the payment of principal of or interest on any Senior Debt, (b) which results in the acceleration of such Senior Debt under any Senior Debt or under any agreement pursuant to which Senior Debt has been issued, or (c) which arises from the failure of the Company to meet any of the covenants set forth in the Senior Notes Note Purchase Agreement as currently in effect with respect to debt incurrence and financial maintenance tests, liens, investments, restricted junior payments, merger or sale of assets, or maintenance of consolidated tangible net worth, provided, that if the provisions of any such covenants set forth in the Senior Notes Note Purchase Agreement are amended so as to be more favorable to the Company, then for the purposes of this Section 6.1B(ii) the provisions as so amended will be substituted for the provisions thereof as currently in effect.

     6.1C. Dissolution, Liquidation or Reorganization of the Company. Upon any distribution or payment of assets or securities of the Company upon any dissolution, winding up, total or partial liquidation, or reorganization of the Company of any kind or character (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) (any such event, an "Event of Bankruptcy"):

     (a) the holders of all Senior Debt shall first be entitled to receive payment in full in cash (or to have such payment provided for) of the principal, interest and other amounts due (including premiums) on the Senior Debt before the Holders are entitled to receive any payment or distribution of any assets on account of the principal, interest, premium or any other amounts owed with respect to the Senior Subordinated Notes, except that Holders shall be entitled to receive securities that are subordinated to Senior Debt to at least the same extent as the Senior Subordinated Notes;

     (b) the Holders shall be entitled to receive payment in full in cash (or to have such payment duly provided for) of the principal, interest and other amounts due (including premiums) on the Senior Subordinated Notes before the holders of any Subordinated Debt are entitled to receive any payment or distribution of any assets on account of the principal, interest, premium or any other amounts owed with respect to such Subordinated Debt ;

     (c) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this Section 6.1, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Senior Subordinated Notes, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt or their representative, if any, (pro rata as to each such holder or representative on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid except that Holders of the Senior Subordinated Notes shall be entitled to receive securities that are subordinated to Senior Debt to at least the same degree as the Senior Subordinated Notes, provided, however, that no such payment by any such person shall be required in the event the holders of Senior Debt shall have received property in respect of such Senior Debt and the fair market value of such property, when added to the payment in cash and provision for payment in cash in respect of such Senior Debt, shall constitute full payment of such Senior Debt unless the Holders (pro rata as to the payments or distributions made to the holders of Senior Debt or their representative) shall receive such property with a fair market value equal to the amount so paid in excess of such full payment to the holders of Senior Debt;

     (d) in the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character (other than securities that are subordinated to Senior Debt to at least the same extent as the Senior Subordinated Notes), whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Senior Subordinated Notes, shall be received by the Holders on account of principal of or interest on the Senior Subordinated Notes before all Senior Debt is paid in full, such payment or distribution shall be received and held in trust for the benefit of and shall be paid forthwith over and delivered to the holders of Senior Debt remaining unpaid or unprovided for or their representatives, if any (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held or represented by each), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of such Senior Debt, provided, however, that no such payment by any Holder shall be required in the event the holders of Senior Debt shall have received property in respect of such Senior Debt and the fair market value of such property, when added to the payment in cash and provision for payment in cash in respect of such Senior Debt, shall constitute full payment of such Senior Debt unless the Holders (pro rata as to the respective amounts paid over and delivered to the holders of Senior Debt or their representatives) shall receive such property with a fair market value equal to the amount so paid in excess of such full payment to the holders of Senior Debt.;

     (e) the Company shall give prompt written notice to the Holders of any Event of Bankruptcy; and

     (f) upon any payment or distribution of assets of the Company referred to in this Section 6.1, each Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any proceeding (which proceeding relates to the Event of Bankruptcy) is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other Person making any payment or distribution to such holders, for the purpose of ascertaining the Persons entitled to participate therein, the holders of Senior Debt, the then outstanding principal amount of the Senior Debt and any and all amounts payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.1, provided, that each Holder shall also be entitled to rely upon a certificate of a holder of Senior Notes for the purpose of ascertaining the then outstanding principal amount of the Senior Note held by such holder and any and all amounts payable thereon.

     6.1D. Subrogation. Subject to the payment in full in cash of all Senior Debt pursuant to this Section 6.1, the Holders shall be subrogated equally and ratably to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Senior Subordinated Notes shall be paid in full, and for the purposes of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Section 6.1 to which any Holder would be entitled but for the provisions of this Section 6.1 shall, as among the Company, its creditors other than the holders of Senior Debt and the Holders, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 6.1 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

     6.1E. Obligations of the Company  Unconditional.  Nothing contained in this
Section 6.1 or in any Credit Document is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal and interest on, and all other amounts owing in respect of (including premiums), the Senior Subordinated Notes, as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent any Holders from exercising all remedies otherwise permitted by applicable law upon any Default or Event of Default, subject to the rights, if any, under this Section 6.1 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     6.1F. Notice. In the event that any Senior Subordinated Note shall become due and payable before its expressed maturity on demand of the Holder thereof as the result of an occurrence of a Default or Event of Default, the Company will give prompt notice in writing of such happening to each Holder.

     6.1G. Holders Entitled to Assume Payments Not Prohibited in Absence of Notice. (i) No Holder shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such Holder (a) shall have received written notice thereof from the Company or from the holders of Senior Debt or any agent or representative thereof which expressly references this Section 6.1 and such prohibition, (b) shall have actual knowledge of the occurrence of an Event of Bankruptcy or (c) shall otherwise have actual knowledge of the existence of facts which would prohibit the making of any payment to it thereunder; and prior to the receipt of any such notice or acquisition of such actual knowledge each such Holder shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of any holder of Senior Debt to recover under this Section
6.1 from any Holder any payment made in contravention of this Section 6.1.

     (ii) Each Holder shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt or to be the agent or representative of any such holder to establish that such notice has been given by any such Person. In the event that such Holder determines in good faith that further evidence is required with respect to the right of any such Person to participate in any payment or distribution pursuant to this Section 6.1, such Holder may request such Person to furnish evidence to the reasonable satisfaction of such Holder as to any fact pertinent to the rights of such Person under this Section 6.1, and if such evidence is not furnished, such Holder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     6.1H. Section 6.1 Not to Prevent Events of Default. The failure to make a payment on account of any amounts owed with respect to the Senior Subordinated Notes by reason of any provision of this Article 6.1 shall not be construed as preventing the occurrence of an Event of Default under Section 9.

7.   AFFIRMATIVE COVENANTS.

     The Company covenants and agrees that, until indefeasible payment in full of all of the Senior Subordinated Notes and all other amounts payable under this Agreement, it shall perform all covenants in this Section 7.

     7A. Accounting Systems; Financial Statements and Other Reports. The Company shall, and shall cause each of the Subsidiaries to, maintain a system of accounting established and administered in accordance with sound business practices and any applicable laws to permit preparation of financial statements in conformity with GAAP. The Company shall deliver, in duplicate, to each
Holder:

     7A(i) Quarterly Financial Statements. As soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of a Fiscal Year) consolidated balance sheets of the Company and the Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statement of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case in comparative form, the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the Chief Financial Officer or Chief Accounting Officer of the Company as true and correct and fairly presenting the financial condition of the Company and the Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

     7A(ii) Annual Financial Statements. As soon as practicable and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Company and the Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such Fiscal Year, setting forth, in each case in comparative form, the consolidated figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of KPMG Peat Marwick LLP or any other "Big 6" independent certified public accounting firm of recognized national standing, which report shall be unqualified as to scope of audit and shall not make reference to uncertainties related to the Company's ability to continue as a going concern and shall state that such consolidated financial statements present fairly the financial position of the Company and the Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

     7A(iii) Officer's Certificate; Portfolio Schedules. Together with each delivery of financial statements of the Company and the Subsidiaries pursuant to Sections 7A(i) and (ii), an Officer's Certificate in a form satisfactory to the Required Holders (a) stating that the Executive Officer signing such Officer's Certificate has reviewed the terms of this Agreement and the Senior Subordinated Notes and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and the Subsidiaries during the accounting period covered by such financial statements, and that such review has not disclosed the existence, during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; (b) setting forth the aggregate principal amount of the Senior Subordinated Notes outstanding as of the date of such Officer's Certificate; (c) demonstrating in reasonable detail the calculation of all financial tests required to be met by the Company in this Agreement and certifying the Company's compliance during and at the end of such accounting period with the covenants contained in Sections 8A, 8B, 8C, 8D, 8E and 8L; (d) at the request of any Holder, attaching a schedule showing (y) a portfolio analysis for all loans and other like assets owned or serviced by the Company and each Subsidiary by geographical area and asset category, containing the information set out on Exhibit E hereto, and (z) the reconciliation and detailed breakdown of matters covered in (y) together with data as to the non-performing and delinquent assets of the Company and each Subsidiary, including a schedule of delinquencies and charge-offs for the relevant period and covering such other information as the Required Holders may from time to time request.

     7A(iv) Auditors' Review. Together with each delivery of consolidated financial statements of the Company and the Subsidiaries pursuant to Section 7A(ii), a written statement by the independent public accountants giving the report thereon stating (a) that such accountants have read this Agreement (including the form of Senior Subordinated Note attached hereto) as it relates to accounting matters, (b) whether, in connection with their audit examination, any condition or event that constitutes a Default or an Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (c) that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the Officer's Certificate delivered pursuant to Section 7A(iii) is not correct in all material respects or that the information required by clause (c) of Section 7A(iii) as stated in the Officer's Certificate delivered pursuant to Section 7A(iii) for the applicable Fiscal Year is not stated in accordance with the terms of this Agreement.

     7A(v) Auditors' Management Letters. Within 5 Business Days of receipt thereof, copies of any comment letters submitted to the management or the board of directors of the Company, any Restricted Subsidiary or any other Subsidiary by the Company's independent public accountants in connection with their annual audit and, unless restricted by applicable professional standards, copies of all other reports submitted to the Company, any Restricted Subsidiary or any other Subsidiary by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company, such Restricted Subsidiary and such other Subsidiary made by such accountants.

     7A(vi) Reports to Shareholders  and Commission;  Press Releases.  Within 10
Business Days of their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available by the Company to its shareholders or by any Subsidiary to its shareholders (other than the Company or another Subsidiary), (b) all regular periodic reports and all registration statements and prospectuses, if any, filed by the Company, any Restricted Subsidiary or any other Subsidiary with any securities exchange or with the Commission, but if filed by a Subsidiary, only if requested by any Holder, and for purposes of this Section 7A(vi) the same shall be provided to such Holder, in any event, by the first full Business Day after the filing thereof with such exchange or Commission, and (c) all press releases and other statements made available by the Company, any Restricted Subsidiary or any other Subsidiary to the public concerning material developments in the business of the Company and the Subsidiaries. In addition, within 45 days after the end of any fiscal quarter, the Company will provide upon the request of any Significant Holder all monthly aging and collection reports and similar periodically required reports in the form given by the Company, any Restricted Subsidiary or any other Subsidiary to any trustee (or equivalent) or creditor (including credit enhancement parties) in connection with Senior Notes, Warehouse Facilities, Senior Secured Facilities and Securitizations.

     7A(vii) Events of Default, Etc. Promptly but in no event later than 5 Business Days after any Executive Officer obtains knowledge (a) of any condition or event that constitutes a Default or an Event of Default, (b) that any Holder has given any notice or taken any other action with respect to a claimed Default or Event of Default, (c) that any Person has given any notice to the Company, any Restricted Subsidiary or any other Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 9A(ii), 9A(v) or 9A(ix), (d) of any event or condition that would give rise or could reasonably be expected to give rise to a Material Adverse Effect,
(e) of any default or any event of default or termination or suspension of or reduction in availability of funding (other than as a result of normal full utilization or voluntary reduction (other than voluntary reduction at the request of a lender) of committed amounts available) in connection with any Senior Note, Warehouse Facility or Senior Secured Facility, or any agreement governing Senior Debt, or any of the agreements referred to in Section 5G, or of any default or event of default or breach in connection with any Securitization or any other contractual obligation of the Company or any Subsidiary the subject, terms or conditions of which are material to the business or financial condition of the Company and the Subsidiaries taken as a whole, or (f) of any actual or proposed Change of Control, an Officer's Certificate specifying, as applicable, the nature and period of existence of any such condition or event, the notice given (and providing a copy thereof), action taken and the nature of such claimed default, event of default, Default, Event of Default, event, breach or condition, and what action the Company has taken, is taking and proposes to take with respect thereto. Any notice given pursuant to clause (f) above shall be given (1) at least 90 days in advance of any Change of Control proposed or solicited by or with the acquiescence of the Board of Directors and/or management of the Company and (2) as quickly as practicable in advance of any other Change of Control.

     7A(viii) Litigation, Governmental Investigations. Within 5 Business Days after any Executive Officer obtains knowledge of (a) the institution, or non-frivolous threat, of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company, any Restricted Subsidiary or any other Subsidiary, (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, that, in the case of either (a) or (b), has not previously been disclosed by the Company to the Holders and (1) if adversely determined, would have or could reasonably be expected to have a Material Adverse Effect or (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement, the Senior Subordinated Notes, the Senior Notes, any other Credit Document, or any agreement referred to in Section 5G or any transaction contemplated by any of the foregoing, notice thereof and such other information as may be reasonably available to it to enable the Holders and their counsel to evaluate such matters, or (c) written notice of any and all enforcement, material cleanup, material removal, reportable release or other governmental or regulatory action, threatened, or instituted, completed, or planned, pursuant to any Environmental Laws, and any claims made by any third party against the Company, any Restricted Subsidiary or any other Subsidiary with respect to any property now or formerly owned or leased by any of them, relating to material damage, material contribution, material cost, material recovery, material compensation, material loss or material injury resulting from any Hazardous Material.

     7A(ix) ERISA. Promptly (and in any event within 30 days) after the Company or any Subsidiary or any ERISA Affiliate knows or has reason to know that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, that any Multiemployer Plan may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any Subsidiary or any ERISA Affiliate will or may incur any liability to or on account of a Pension Plan under Section 4062, 4063 or 4064, or a Multiemployer Plan under Section 4201 or 4204 of ERISA, a certificate of the chief financial officer of the Company setting forth information as to such occurrence and what action, if any, the Company, any Subsidiary or any ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Company, any Subsidiary or any ERISA Affiliate or the plan administrator of any such Pension Plan with the PBGC or any other government agency or (b) received by the Company, any Subsidiary or any ERISA Affiliate from any plan administrator of a Multiemployer Plan. Each annual report and any notice required to be delivered in connection with ERISA shall be delivered hereunder no later than 10 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC and the date such report or notice is received by the Company, any Subsidiary or any ERISA Affiliate, as the case may be.

     7A(x) Taxes, Etc. Within 5 Business Days after the receipt or delivery thereof, complete copies of all material notices and communications to or from any of the Company, any Restricted Subsidiary or any other Subsidiary with respect to any material deficiency, nonpayment, late payment, audit, contest or inquiry regarding any income taxes, other taxes, assessments, fees or other governmental charges upon any of the Company, any Restricted Subsidiary or any other Subsidiary.

     7A(xi) Other Information. With reasonable promptness, such Consolidated, consolidating and other information and data with respect to the Company, any Restricted Subsidiary or any other Subsidiary and their respective Properties, assets and businesses as may be reasonably requested from time to time by any Holder.

     7B. Corporate Existence; Maintenance of Properties. The Company covenants that it (a) will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate, trust, partnership or other entity existence, rights, licenses, registrations and franchises of the Company and the Subsidiaries (except as specifically permitted by Section 8E hereof and except that the existence of any Subsidiary and any licenses or registrations of the Company or any Subsidiary may be terminated if such termination is, in the judgment of the Board of the Directors of the Company, in the best interest of the Company, and, in any event, is not materially disadvantageous to the Holders), (b) will cause its properties and the properties of the Subsidiaries used or useful in the conduct of its business, other than properties which in the aggregate are not material to the business and operations of the Company and the Subsidiaries, taken as a whole, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the best judgment of the Company may be necessary so that the operations of the Company and the Subsidiaries may be properly and advantageously conducted and (c) will, and will cause each of the Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business of or ownership of Property by the Company or such Subsidiary, as the case may be, may require such qualification, except where the failure to be so qualified would not, and could not, have a Material Adverse Effect.

     7C. Payment Of Taxes And Claims. The Company shall, and shall cause each Restricted Subsidiary and each other Subsidiary to, duly and timely file all tax returns and reports required to be filed and pay all taxes, assessments and other governmental charges imposed upon such entity or any Property of such entity or in respect of any franchises, business, income or Property of the Company, any Restricted Subsidiary or any other Subsidiary before any penalty or interest in a material amount accrues thereon, and pay all claims (including, without limitation, claims for labor, services, materials and supplies) for sums material in the aggregate that have become due and payable and that by law have or may become a Lien upon any of such Properties, prior to the time when any penalty or fine shall be incurred with respect thereto unless, in each case, (i) no Property (other than money for such charge or claim and the interest or penalty accruing thereon) of the Company, any Restricted Subsidiary or any other Subsidiary is in danger of being lost or forfeited as a result thereof, (ii) such charge or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and (iii) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

7D.  Conduct of Business; Insurance.

     7D(i) Conduct of Business. The Company, the Restricted Subsidiaries, and the Securitization Subsidiaries, on a consolidated basis, shall operate in the consumer financing business and principally in the business of purchasing, brokering and marketing, pooling, selling, securitizing and servicing Auto Receivables and other related and incidental fee generating nonrisk products or services relating to Auto Receivables and auto financing. Without limitation of the foregoing, the Company shall ensure that not less than 80% of the revenues of the Company, the Restricted Subsidiaries and the Securitization Subsidiaries for each Fiscal Year shall be received from the conduct of consumer financing businesses.

     7D(ii) Insurance. Each of the Company, each Restricted Subsidiary and each Securitization Subsidiary shall, at all times and at its own expense, maintain or cause to be maintained in full force and effect with financially sound and reputable insurers (a) property and liability insurance with respect to all of their Material Property, and (b) such other property and liability insurance as to its Property and business, and the Property and business of each Subsidiary, against loss or damage (including commercial general liability insurance) of such types, against such risks, in such amounts and with such deductibles as are customarily carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.

     7E. Books and Records; Inspection of Property. The Company will keep, and will cause each of the Subsidiaries to keep, proper books of record and account in conformity with GAAP in which true and complete entries shall be made of all dealings and transactions in relation to its business and activities. The Company covenants that it will (i) deliver with reasonable promptness, financial and/or operating data as any Holder may reasonably request, (ii) permit any Person representing any Significant Holder and designated in writing by such Holder, at such Holder's expense (but at the Company's expense when any Default or Event of Default is continuing), to visit and inspect any of the Property of the Company and the Subsidiaries, to examine the corporate, financial and operating records of the Company and the Subsidiaries and make notes and copies thereof and (iii) discuss the affairs, finances and accounts of any of the Company and the Subsidiaries with the directors, officers and independent accountants of the Company and the Subsidiaries, all at such reasonable times and as often as any Significant Holder may reasonably request.

     7F. Compliance With Laws, Etc. The Company will comply, and will cause each of the Subsidiaries to comply, with all applicable laws (including all laws applicable to its consumer finance business), rules, regulations and orders and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, board or agencies thereof or of jurisdictions in which it or any Subsidiary carries on business required in respect of the business and operations of the Company except for those laws, rules, regulations, orders, licenses, permits and approvals which the failure to comply with or to maintain would not have a Material Adverse Effect.

     7G. Satisfaction of Obligations. Without limiting Section 7C, the Company shall, and shall cause the Subsidiaries to, pay, discharge or otherwise satisfy and perform as and when due, and at or before maturity or before they become delinquent, as the case may be, all of their respective obligations of whatever nature (including without limitation to perform all of their respective servicing obligations as servicer and other obligations in connection with Securitizations); except when, in the case of payment obligations, the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required by GAAP with respect thereto have been provided on the books of the Company or the Subsidiaries, as the case may be, or except where the failure to pay, discharge or otherwise satisfy such obligations would not have a Material Adverse Effect.

     7H. Hazardous Materials. In addition to and without limiting the generality of Section 7F, the Company shall, and shall cause each of the Subsidiaries to, keep and maintain all property owned or leased by them in compliance with all, and shall not cause or permit any such property to be in violation of any, Environmental Laws and/or other federal, state or local laws, statutes, rules, decrees, orders, guidelines, ordinances or regulations relating to industrial hygiene or the environment, except for any non-compliance or violations that, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Effect.

     7I. Proceeds of Financing. The proceeds of the issuance of the Senior Subordinated Notes hereunder shall be used to refinance certain existing Debt provided to the Company under the Warehouse Facilities and for general corporate purposes.

     7J. Warehouse and Securitization Subsidiaries. The Company shall, and shall cause each of the Subsidiaries, to (i) conduct its business in such a manner which does not cause the existing Funding Corporations, and any Subsidiaries existing as of the Closing Date which have been used to facilitate Securitizations, to cease to be so-called special purpose "bankruptcy remote" entities, and (ii) not enter into any agreement or otherwise suffer or permit any restrictions on the ability of such Subsidiaries to pay, to the fullest extent permitted by applicable law, dividends to the Company.

8.   NEGATIVE COVENANTS.

     The Company covenants and agrees that, until indefeasible payment in full of all of the Senior Subordinated Notes and all other amounts payable under this Agreement, it shall perform all covenants in this Section 8.

     8A. Debt Incurrence; Financial Maintenance Tests.

     (i) The Company shall not, and shall not permit any Restricted Subsidiary or any Securitization Subsidiary to, directly or indirectly, create, assume, incur, guarantee, permit or suffer to exist or otherwise become directly or indirectly liable (by merger or otherwise) with respect to (a) any Debt which is subordinate or junior in right of payment to any Senior Debt and is senior in right of payment to the Senior Subordinated Notes; (b) any Debt which is subordinate or junior in right of payment to the Senior Subordinated Notes and which is not Subordinated Debt; (c) any Debt which by the terms thereof requires any principal payments prior to the maturity of the Senior Subordinated Notes and which is either Subordinated Debt or Pari Passu Debt; (d) any debt which is pari passu in right of payment to the Senior Subordinated Notes and which is not Pari Passu Debt; or (e) intercompany Debt between the Company and a Restricted Subsidiary, or between the Company and a Securitization Subsidiary, or between a Restricted Subsidiary and a Securitization Subsidiary, or between two Restricted Subsidiaries, or between two Securitization Subsidiaries, unless any such intercompany Debt is unsecured and is either (1) Subordinated Debt, or (ii) in the form of a demand note issued by the Company to a Subsidiary for the sole and exclusive purpose of capitalizing such Subsidiary. The Company shall not permit any Restricted Subsidiary or any Securitization Subsidiary to, directly or indirectly, create, assume, incur, guarantee, permit or suffer to exist or otherwise become directly or indirectly liable (by merger or otherwise) with respect to any Debt except (A) Debt owing to the Company or another Restricted Subsidiary or another Securitization Subsidiary in accordance with the terms of this Section 8A(i), (B) Debt to the extent permitted under Section 8B and secured by a Permitted Lien pursuant to Section 8B, and (C) Debt in existence on the date hereof and disclosed on Schedule II.


     (ii) The Company shall not permit (a) the ratio of Total Debt to Consolidated Tangible Net Worth plus Senior Notes Subordinated Debt to exceed (y) 8.0 to 1.0 or (z) 6.0 to 1.0 calculating the Warehouse Facilities balances as the average quarterly balances determined using the Warehouse Facilities principal balances at the end of each month in the relevant quarter; (b) the ratio of Total Debt, less Warehouse Facilities principal balances and less Senior Notes Subordinated Debt, to Senior Notes Subordinated Debt plus Consolidated Tangible Net Worth to exceed 4.0 to 1.0; (c) the ratio of Senior Notes Subordinated Debt to Consolidated Tangible Net Worth to exceed 1.0 to 1.0; and (d) its Interest Coverage Ratio, for the previous four Fiscal Quarters, to be less than 1.25 to 1.0.

     (iii)Not less than ten Business Days prior to the Company or any Restricted Subsidiary or any Securitization Subsidiary directly or indirectly creating, assuming, incurring, guaranteeing, or otherwise becoming directly or indirectly liable (by merger or otherwise) with respect to any Senior Debt, the Company shall provide each Holder with an Officer's Certificate of the chief financial officer of the Company demonstrating in reasonable detail the calculation of all financial tests required to be met by the Company in this Agreement and certifying the Company's compliance, prior to and immediately following any such contemplated transaction, with the covenants contained in Sections 8A, 8B, 8D, and 8L.

     8B. Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary or any Securitization Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien, or file or execute or agree to the execution of any financing statement, on or with respect to any Property (including any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary or any such Securitization Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom except:

     (i)  Liens created in favor of the Company or a Restricted Subsidiary;

     (ii) existing Liens identified on Schedule III, and Liens to secure replacements, extensions and renewals of the Debt or other obligations secured by such Liens only if (a) the principal amount of the Debt or other obligation secured thereby is not increased, and (b) such Lien does not extend to any Property not previously subject thereto;

     (iii)Liens in respect of Debt (other than as contemplated in clause (iv) below) constituting purchase money security interests provided that
          (a) such Liens attach solely to the property acquired or purchased concurrently with such acquisition or purchase, and (b) the aggregate amount secured by all such Liens does not at any time exceed the lesser of 90% of (Y) the then fair market value of the Property covered by such Lien and (Z) the total purchase price thereof;

     (iv) customary Liens incurred in the ordinary course of business to the extent required to secure Debt under Warehouse Facilities and Senior Secured Facilities;

     (v) deposits to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Company or any Subsidiary and not related to borrowed money or credit extended;

     (vi) (a) Liens securing any judgment, award or order that does not constitute an Event of Default, and (b) Liens arising in the ordinary course of business (including easements and similar encumbrances) that arise by operation of law and not related to borrowed money or credit extended that arise in connection with claims, the payment of which is not at the time required by Section 7C, but in the case of (a) and (b) only if such Liens do not individually or in the aggregate materially interfere with the conduct of the business of the Company or any Restricted Subsidiaries or any Securitization Subsidiaries and would not individually or in the aggregate have a Material Adverse Effect;

     (vii)deposits to secure the performance of statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and

     (viii) customary Liens incurred in the ordinary course of business to the extent required to secure Securitizations, including Liens on amounts on deposit in Spread Accounts but excluding Liens on any amounts distributed to the Company or any Subsidiary, or the right to receive such distributions, pursuant to the terms of Securitizations.

          (b) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary or any other Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien on (Y) any Property (including rights and monies) distributed to the Company or any Subsidiary, or the right to receive such distributions, from Spread Accounts or otherwise from or in connection with Securitizations (including, without limitation, on revenues and income streams represented by Excess Servicing), or (Z) any other Property paid or distributed to the Company or any Subsidiary, or the right to receive such payment or distribution in connection with Securitizations, Warehouse Facilities or Senior Secured Facilities or the sale of auto loans or other loans (to the extent not required to secure such Securitizations, Warehouse Facilities or Senior Secured Facilities contemplated by this subsection 8B(b)(Z)).

     8C. Investments. The Company shall not, and shall not permit any Restricted Subsidiary or any Securitization Subsidiary to, directly or indirectly, make or own or maintain any Investment in any Person except:

     (i)  Investments in Cash Equivalents;

     (ii) any existing Investment identified on Schedule IV (and renewals thereof to the extent such Investment is subject to renewals and provided the amount invested in such Investment is not increased with any renewal);

     (iii)capital stock and other securities of wholly owned  bankruptcy  remote
          special  purpose   Securitization   Subsidiaries,   and  wholly  owned
          Restricted Subsidiaries;

     (iv) Investments in the form of loans or advances in the ordinary course of business (including without limitation the investment in subordinated interests in Auto Receivables loan pools and Spread Accounts in connection with auto loan Securitizations and the making of auto loans); and

     (v) Investments not otherwise permitted by this Section 8C in a cumulative amount invested that does not in the aggregate at any time exceed 10% of Consolidated Tangible Net Worth of the Company, provided that such Investments are consistent with Section 7D(i).

Notwithstanding the foregoing, none of the Company, any Restricted Subsidiary or any Securitization Subsidiary shall make any Investment in any Person that, as a result of such Investment becomes a Subsidiary unless, immediately after such Person becomes a Subsidiary, all Debt of such Person would then be permitted to be incurred under Section 8 and all Liens on the property of such Person would then be permitted under Section 8B and this Section 8C shall be complied with.

     8D. Restricted Junior Payments. The Company shall not, and shall not permit any Restricted Subsidiary or any Securitization Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for, any Subordinated Debt or any other Restricted Junior Payment, except that:

     (i) if no Default or Event of Default has occurred or is continuing or would result therefrom, the Company may make payments on Subordinated Debt in accordance with the terms of any indenture, note or agreement governing the Subordinated Debt, provided, that at the time of any such payment, payment is permitted in accordance with the subordination provisions thereof; or

     (ii) if no Default or Event of Default has occurred and is continuing or would result therefrom the Company may make Restricted Junior Payments in the form of dividends to shareholders to the extent that, after giving effect to any such Restricted Junior Payment, the aggregate amount of all such Restricted Junior Payments from and after the date of this Agreement would not exceed (a) 50% of Consolidated Net Income (less 100% of any net loss) of the Company, the Restricted Subsidiaries and the Securitization Subsidiaries earned subsequent to the Closing Date, plus (b) the amount of all net cash proceeds of the issuance and sale of the Company's capital stock received by the Company after the Closing Date, provided, however, that the foregoing shall not prevent the retirement of any class of the Company's capital stock by exchange for, or out of the proceeds of a substantially concurrent sale of, other shares of its capital stock.

Notwithstanding the foregoing, the Company shall not, nor shall the Company permit any Subsidiary to, in any event, deposit any funds for the purpose of making any Restricted Junior Payment with a trustee, paying agent or registrar or other payment intermediary more than 5 Business Days prior to the date such payment is due.

8E.  Merger or Sale of Assets.

     (i) The Company covenants that it will not, and it will not permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate or wind up or dissolve itself (or suffer any liquidation or dissolution), except that (X) the Company may merge or consolidate if (a) the Company is the surviving entity or the survivor assumes all of the Company's obligations hereunder and under the Senior Subordinated Notes and under the other Credit Documents and in either case remains or is, as applicable, an entity incorporated under the laws of a state of the United States of America, (b) immediately after such merger or consolidation (and giving effect thereto) no Default or Event of Default shall have occurred and be continuing, and (c) after giving effect to such merger or consolidation, the Company or such survivor, as applicable, would have Consolidated Tangible Net Worth not less than the Consolidated Tangible Net Worth of the Company immediately prior to the transaction, (Y) any Subsidiary may merge or consolidate with or into the Company or a Restricted Subsidiary, if the Company or such Restricted Subsidiary is the surviving entity and remains incorporated under the laws of the state of its present incorporation, and items (b) and (c) of this Section 8E above would then be complied with after giving effect to such merger or consolidation, and (Z) any Subsidiary which is not a Restricted Subsidiary may merge with another Subsidiary that is not a Restricted Subsidiary.

     (ii) The Company covenants that it will not, and will not permit any Subsidiary to, sell, dispose of or otherwise convey (by merger, consolidation, sale of stock of any Subsidiary or otherwise), in any single or related series of sales, dispositions or conveyances, any Property of the Company or any Subsidiary, provided such limitation shall not apply to transactions wherein (a) such transaction is in the ordinary course of business and does not involve the sale or other conveyance of all or a substantial part of the Property of the Company and/or such Subsidiary, as applicable (other than sales or transfers in the ordinary course of business by Subsidiaries to facilitate Securitizations or to sell auto loans at a premium sufficient to cover all costs of obtaining such loans plus provide a profit to the seller/transferor), and no Default or Event of Default has occurred and is continuing or would result therefrom, or (b) the Company or a Restricted Subsidiary sells or transfers its property to another Restricted Subsidiary or the Company, or a Subsidiary which is not a Restricted Subsidiary sells or transfers Property to the Company or another Subsidiary; provided that in all cases of (a) and (b) such sale or other conveyance does not involve, in any event, any sale or other conveyance of any rights or interests in Property represented by Excess Servicing.

     8F. Securitizations. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, engage in any Securitization, except (a) through Securitization Subsidiaries, all of which shall at all times constitute special purpose so-called "bankruptcy remote" Securitization Subsidiaries with no creditors or operations other than those necessary to conduct such purpose and which have no Liens on their assets (except to the extent required in the ordinary course of business to secure the relevant Securitizations) and that, to the fullest extent permitted by law, may freely pay dividends and other distributions from it to, and shall pay dividends, and other distributions solely to, the Company or a Restricted Subsidiary, (b) only if there is no recourse to the Company or the Subsidiaries (except routine recourse which is customary in auto loan Securitizations or other relevant consumer loan Securitizations and which in any case is not secured by any Lien on any Property of the Company or any Subsidiary which is not the relevant Securitization Subsidiary), and (c) in the ordinary course of business and where the structure and terms of such Securitization shall have been approved by the Board of Directors or Executive Committee of the Board of Directors of the Company and the securities issued in, or at least the senior class of such securities, if there is a senior subordinated structure in such Securitization, are rated "investment grade" by Fitch, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., or Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies (or their respective successor rating agencies).

     8G. Reporting Company Status. The Company covenants that it will not enter into any transaction or series of transactions or take any other action that would result, or can reasonably be expected to result, in the Company's loss of status as a company subject to the reporting requirements of the Exchange Act.

     8H. Restriction on Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Subsidiary or Affiliates unless such transaction is fair and reasonable to the Company or such Subsidiary and no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a non-affiliated entity.

     8I. No Tax Consolidation. The Company shall not, and shall not permit any Subsidiary to, file, or consent to the filing of, any consolidated income tax return with any Person other than the Company and the Subsidiaries, for any period beginning after the Closing Date.

8J.  Amendments and Waivers of Certain Documents.

     8J(i) Charter Documents. The Company shall not, and shall not permit any Subsidiary to, amend, waive or terminate its Certificate or Articles of Incorporation or bylaws in any way that would have or could reasonably be expected to have a Material Adverse Effect.

     8J(ii) Debt Documents. The Company shall not amend or otherwise change the terms of any indenture, note or agreement governing Subordinated Debt in any manner that has the effect of (i) increasing the applicable rate of interest payable on the Subordinated Debt, (ii) shortening the maturity of the Subordinated Debt, (iii) altering the subordination provisions thereof or the definition of "Senior Debt" (or its equivalent) to exclude, or reduce the priority of, amounts payable in connection herewith, (iv) providing collateral, or in any other manner that would or could reasonably be expected to adversely affect any Holder or the Senior Subordinated Notes.

     8K. Margin Regulations. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, use any of the proceeds of the issuance and sale of the Senior Subordinated Notes for the purpose, whether immediate, incidental or ultimate, of maintaining, purchasing or carrying any stock that is currently a "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended) or Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action that would result in the issuance and sale of the Senior Subordinated Notes or the carrying out of any of the other transactions contemplated hereby or thereby, being violative of such Regulation G or Regulation U, or of Regulation T (12 C.F.R. 220, as amended), Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. The Company covenants, represents and warrants that margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and the Subsidiaries and the Company represents that it does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying and carrying" shall have the meanings assigned to them in said Regulation G.

     8L. Maintenance of Consolidated Tangible Net Worth. The Company shall not permit its Consolidated Tangible Net Worth to be less, at any time, than $50,000,000, plus 50% of the Company's cumulative Consolidated Net Income (with no reduction for losses) from and after the Closing Date.

     8M. No Public Offering of Senior Subordinated Notes. The Company agrees that neither it, nor anyone acting on its behalf, will offer the Senior
Subordinated Notes so as to bring the issuance and sale of the Senior Subordinated Notes within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Senior Subordinated Notes would be integrated as a single offering for the purposes of the Securities Act.

     8N. Foreign Assets Control Regulations, Etc. Neither the sale of the Senior Subordinated Notes by the Company hereunder nor the Company's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     8O. Amendment of Senior Notes Note Purchase Agreement. Without the prior written consent of the Required Holders, the Company shall not amend otherwise modify Section 8(d)(i) of the Senior Notes Note Purchase Agreement or the definition of "Subordinated Debt" set forth in Section 12A of the Senior Notes Note Purchase Agreement as each such Section has been amended as of the date hereof pursuant to the Amendment and Consent.

     8P. Amendment of Section 6.1. Without the prior written consent of the holders of at least 51% of the Senior Notes then outstanding, the Company shall not amend or otherwise modify (a) Section 6.1 hereof or (b) any terms defined in
Section 12A hereof and referenced in Section 6.1 hereof as such defined terms are used in Section 6.1.

9.   EVENTS OF DEFAULT.

     9A. Default; Acceleration. If any of the following events (each an "Event of Default") shall occur and be continuing for any reason whatsoever (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

     (i) the Company shall fail to pay any principal of or premium, if any, on any Senior Subordinated Note when due, or shall fail to pay any interest thereon or any other amount payable hereunder within 5 days of the date due, in either case whether due at stated maturity, upon acceleration or notice of optional prepayment or otherwise; or

     (ii) (a) The Company or any Restricted Subsidiary or any other Subsidiary shall fail to pay when due (upon maturity, acceleration or otherwise) any principal, premium, fee or interest or similar amount in an individual or aggregate amount exceeding $1,000,000 on any Debt or Swaps or Securitizations or other obligations outstanding beyond any applicable period of grace (including without limitation in respect of the Senior Notes, Warehouse Facilities, Senior Secured Facilities and interest rate protection arrangements), or (b) any other breach, default or event of default under any instrument or agreement relating to any Debt or Swaps or Securitizations or other obligations of the Company, any Restricted Subsidiary or any other Subsidiary shall occur (including without limitation any breaches or defaults (including for breaches of representations and warranties) which would entitle any Persons in connection with any such Debt or Swaps or Securitizations or other obligations to claim or demand under any indemnities (or recourse obligations) in an amount in the aggregate of $1,000,000 or more), and the effect of any such breach or default is to cause, or to permit the holder or holders of such Debt or Swaps or Securitizations or other obligations (or a trustee on behalf of such holder or holders) to cause the suspension or termination of the availability of an aggregate of $1,000,000 or more in funding of any type (including without limitation under any Warehouse Facility or Senior Secured Facility) or early termination of any Swaps in aggregate notional principal amounts of $1,000,000 or more, or an aggregate amount exceeding $1,000,000 to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be), or to be claimed or demanded, as applicable, and such breach or default shall not have been cured within any applicable period of grace; or

     (iii)any representation or warranty or other statement made in any Officer's Certificate or by any Executive Officer or by the Company, any Restricted Subsidiary or any other Subsidiary in this Agreement, any other Credit Document or in any written certificate, instrument or report furnished in compliance with or in reference to this Agreement or any other Credit Document shall be false in any material respect on the date as of which made or renewed; or

     (iv) the Company or any Restricted Subsidiary or any Securitization Subsidiary shall fail duly and punctually to perform or observe (other than those specified in Section 9A(i)) any covenant, promise or obligation set forth in (a) Sections 8A, 8B, 8D, 8E, 8L of this Agreement or Section 7A(iii) if being used to determine compliance with Section 8A of this Agreement, or (b) any other provision of this Agreement or any other Credit Document and such default with respect to such other provision shall not have been corrected or waived within 30 days after any Executive Officer has knowledge thereof or the Company receives notice thereof from any Holder; or

     (v) the Company, any Restricted Subsidiary or any other Subsidiary shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any bankruptcy case shall be commenced voluntarily by or involuntarily against the Company, any Restricted Subsidiary or any other Subsidiary or any other proceeding shall be instituted voluntarily by or involuntarily against the Company, any Restricted Subsidiary or any other Subsidiary seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such case or proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions or relief sought in such proceeding (including, without limitation, the entry of an order for relief against it, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property) shall occur; or the board of directors of the Company, any Restricted Subsidiary or any other Subsidiary shall authorize it to take, or the Company, any Restricted Subsidiary or any other Subsidiary shall take any actions in furtherance of, any of the actions described in this Section 9A(v); or

     (vi) any judgments or orders (or series of related judgments or orders) (other than any such judgments or orders (or series of related judgments or orders) that do not equal or exceed in aggregate $1,000,000) shall be entered or filed against the Company or any Restricted Subsidiary or any other Subsidiary or their respective Properties and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days, or by the date 5 days prior to the date of any proposed sale thereunder; or

     (vii)any provision of this Agreement or any other Credit Document shall for any reason cease to be valid and binding on or be enforceable against the Company, or the Company shall state in writing that any provision of this Agreement or any other Credit Document to which it is a party is not valid and binding on or enforceable against it in any respect; or

   (viii) any Pension Plan fails to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or any Pension Plan subject to Title IV of ERISA is, has been or is likely terminated or the subject of termination proceedings under ERISA, or the Company, any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there results from any such event or events a liability or a material risk of incurring a liability to the PBGC or any Pension Plan, or Multiemployer Plan which, if incurred, could have a Material Adverse Effect, or the Company, or a Subsidiary or any ERISA Affiliate, has engaged in a prohibited transition that would result in a liability, penalty or tax under ERISA or Section 4975 of the Code, as the ease may be, which could have a Material Adverse Effect; or

     (ix) any  event  shall  occur  that,  under  the  terms  of any  indenture, instrument or other agreement relating to any Pari Passu Debt or Subordinated Debt, shall require the Company, any Restricted Subsidiary or any other Subsidiary to repay, purchase, redeem or otherwise acquire, or to offer to purchase, redeem or otherwise acquire, all or any portion of any Pari Passu Debt or Subordinated Debt; or the Company, any Restricted Subsidiary or any other Subsidiary shall for any other reason purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire all or any portion of any Pari Passu Debt or Subordinated Debt; or any parties holding Liens in respect of any obligations in an aggregate amount of $1,000,000 or more are or become entitled to, or take any action to, foreclose on or exercise other remedies against any Property of the Company, any Restricted Subsidiary or any other Subsidiary as a result of a breach or default; or

     (x) the occurrence of a Change of Control which in the opinion of the Required Holders could have a Material Adverse Effect;

then (a) upon the occurrence of any Event of Default described in Section 9A(v), the unpaid principal amount of the Senior Subordinated Notes, together with accrued interest thereon and together with the Yield-Maintenance Premium, if any, with respect thereto, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) upon the occurrence and during the continuance of any other Event of Default, the Required Holders may, at their option and in addition to any other right, power or remedy permitted by law or in equity, by notice in writing to the Company, declare all of the Senior Subordinated Notes to be, and all of the Senior Subordinated Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect thereto, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and (c) upon the occurrence and during the continuance of an Event of Default described in Section 9A(i) with respect to any Senior Subordinated Note, the Holder of that Senior Subordinated Note may, at its option and in addition to any other right, power or remedy permitted by law or in equity, by notice in writing to the Company, declare all of the Senior Subordinated Notes held by such Holder to be, and all of such Senior
Subordinated Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect thereto, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     9B. Rescission of Acceleration. At any time after any declaration of acceleration of any of the Senior Subordinated Notes shall have been made pursuant to Section 9A by any Holder or Holders and before a judgment or decree for the payment of money due has been obtained by such Holder or Holders, the Required Holders may, by written notice to the Company and to the other Holders rescind and annul such declaration and its consequences but only if (i) the principal of, premium, if any, and interest on the Senior Subordinated Notes that shall have become due otherwise than by such declaration of acceleration shall have been duly and fully paid, and (ii) all Events of Default other than the nonpayment of principal of, premium, if any, and interest on the Senior Subordinated Notes that have become due solely by such declaration of acceleration shall have been cured or shall have been waived by the Required Holders. No rescission or annulment referred to above shall affect any subsequent Default or Event of Default or any right, power or remedy arising out of such subsequent Default or Event of Default. The provisions of this Section 9B are intended merely to bind the Holders to a decision that may be made at the election of the Required Holders; such provisions are not intended to benefit the Company, any Restricted Subsidiary or any other Subsidiary and do not give the Company, any Restricted Subsidiary or any other Subsidiary the right to require the Holders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

     9C. Other Remedies. If any Event of Default shall occur and be continuing, any Holder may proceed to protect and enforce its rights under this Agreement and its Senior Subordinated Notes by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for collection of any payment then due such Holder under any Senior Subordinated Note, specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Purchasers or any other Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     9D. Subordinated Debt Notices. Any Holder may give notices contemplated by any subordination clauses of agreements for Subordinated Debt.

     9E. Default Rate. Upon the occurrence of a Default or an Event of Default, the Senior Subordinated Notes shall bear interest, to the fullest extent permitted by law, at the rate otherwise applicable plus 2% per annum, calculated from the date such Default or Event of Default has occurred and is outstanding until the date such Default or Event of Default shall have been cured or waived in writing or otherwise satisfied in full (the "Default Rate.).

     9F. Payments on Subordinated Debt. If an Event of Default shall occur and be continuing, the Company shall not be permitted to make any payments of principal, interest or premiums due on Subordinated Debt except to the extent such payment is permitted in accordance with the subordination provisions of any indenture, note or agreement governing such Subordinated Debt.

10.  REPRESENTATIONS AND WARRANTIES.

     The Company represents, covenants and warrants to each Purchaser that, as of the date of this Agreement and as of the Closing Date:

10A. Organization, Powers, Good Standing, Business and Subsidiaries.

   10A(i) Organization and Powers. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana in the case of the Company and with respect to the Company's Subsidiaries listed on Schedule V, the state of incorporation listed for each such Subsidiary on Schedule I, and has all requisite corporate power and authority to own or lease and operate its Property, to carry on its business as now conducted and, in the case of the Company, to enter into this Agreement and each other Credit Document to which it is a party and to issue the Senior Subordinated Notes and to carry out the transactions contemplated hereby and thereby.

  10A(ii) Good Standing. The Company and each of the Subsidiaries is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had, would not have, and could not reasonably be expected to have, a Material Adverse Effect.

 10A(iii) Conduct of  Business.   The Company  and  the Subsidiaries are engaged
          only in the business described in Section 7D(i) and own or hold under lease all property, and have entered into all contracts and agreements, necessary to conduct such business.

  10A(iv) Subsidiaries;  Capital Stock.   All of the Company's  Subsidiaries are
          identified on Schedule V. All of the outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and non assessable and such shares of capital stock are free and clear of any claim, Lien or agreement with respect thereto. All Subsidiaries are 100% owned by the Company, and are Subsidiaries of the nature specified in Section 8C(iii).

     10B. Authorization of Financing, Etc.

   10B(i) Authorization of Financing. The execution, delivery and performance of this Agreement, the other Credit Documents, the issuance, delivery and payment of the Senior Subordinated Notes, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by the Company.

  10B(ii) No Conflict. The execution, delivery and performance by the Company of each Credit Document to which it is a party and the issuance, delivery and payment of the Senior Subordinated Notes and the consummation of the transactions contemplated thereby, do not and will not (a) violate the Articles of Incorporation or Bylaws of the Company, any Restricted Subsidiary or any Securitization Subsidiary or any order, judgment or decree of any court or other agency of any government binding upon the Company or any Restricted Subsidiary or any Securitization Subsidiary or upon any property or assets of the Company, any Restricted Subsidiary or any other Subsidiary, (b) violate any provision of law, or any rules or regulations of any governmental authority, applicable to the Company, any Restricted Subsidiary or any other Subsidiary, (c) violate, conflict with, result in a material breach of or constitute (with notice or lapse of time or both) a default under any indenture, mortgage, instrument, contract or other agreement to which any of the Company, any Restricted Subsidiary or any other Subsidiary is a party or pursuant to which any of their properties or assets are bound, (d) result in or require the creation or imposition of any Lien upon any of the Property of the Company, any Restricted Subsidiary or any other Subsidiary, or (e) require any approval or consent of stockholders of the Company, any Restricted Subsidiary or any other Subsidiary, or require any approval or consent of any Person under any material indenture, mortgage, instrument, contract or other agreement to which the Company, any Restricted Subsidiary or any other Subsidiary is a party or pursuant to which any of their properties are bound, except for such approvals or consents as will have been duly obtained on or before the Closing Date, copies of which will have been provided to the Purchasers on or before the Closing Date.

 10B(iii) Governmental Consents. The execution, delivery and performance by the Company of each Credit Document to which it is a party and the issuance, delivery and payment of the Senior Subordinated Notes by the Company and the consummation of the transactions contemplated hereby, do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

  10B(iv) Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by the Company and, at the time of the Closing, each other Credit Document to which the Company is required by this Agreement to be a party will have been, duly executed and delivered by the Company. This Agreement is, and, at the time of the Closing, the Senior Subordinated Notes (when issued and delivered in accordance herewith) and each other Credit Document to which the Company is a party will be, the legal, valid and binding obligation of the Company, enforceable against each such party in accordance with their respective terms.

  10B(v) Securities Law and Trust Indenture Act Exemption. The Senior Subordinated Notes may be freely issued and sold pursuant to this Agreement, without any requirement of registration or qualification under any federal or state securities laws or the Trust Indenture Act of 1939, as amended.

  10B(vi) Other  Debt,  Etc.  As of  the  commencement  of business  on April 2,
          1996, the outstanding principal balance of Subordinated Debt is $0.00, the outstanding principal balance of Senior Debt is $110,000,000, the outstanding principal balance of the Warehouse Facilities is
          $166,189,451 and the outstanding principal balance of the Senior Secured Facilities is $0.00, in each case as of the date hereof. The Company's and the Subsidiaries' liability, if any, for principal, interest, indemnity or reimbursement under the Warehouse Facilities and Senior Secured Facilities is, and shall at all times continue to be as set forth in the definition of Warehouse Facilities and Senior Secured Facilities, as applicable, and shall, in any event, be non-recourse to the Company and its Property, and non-recourse to the relevant Funding Corporation, except for the obligation of such Funding Corporation, if any, to pay interest if the yield on the loans constituting security for the facility is not sufficient to cover interest costs, and to pay customary fees and for other incidental costs and routine indemnities, all of which are customary for non-recourse auto loan or other relevant consumer loan Warehouse Facilities or for non-recourse Senior Secured Facilities to fund auto loan or other relevant consumer loans which are not held for sale, as relevant. No default or event of default exists under any agreement governing Debt of the Company or any Subsidiary (including any Warehouse Facility) or any Securitization. Neither the Company nor any Subsidiary has incurred, guaranteed or otherwise become liable for any Debt or other obligations not in the ordinary course of its business other than as set forth on Schedule VI hereto.

     10C. Financial Condition. The consolidated balance sheet of the Company and the Subsidiaries as at June 30, 1995, and the related consolidated statements of income and cash flows for the year then ended, which have been examined by KPMG Peat Marwick LLP, who delivered an unqualified opinion with respect thereto, and the consolidated balance sheet of the Company and the Subsidiaries as at September 30, 1995, and the related consolidated statements of earnings and cash flows for the three months then ended, have been included in the Private Placement Memorandum and were prepared in conformity with GAAP. The consolidated balance sheet of the Company and the Subsidiaries as at December 31, 1995, and the related consolidated statement of earnings and cash flows for the three months then ended, were prepared in conformity with GAAP. All such financial statements and all financial statements delivered pursuant to Section 7A after the Closing Date fairly and will fairly present the consolidated financial position of the Company and the Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments. Except as set forth on Schedule VII, neither the Company nor any Subsidiary has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or forward or long-term commitment, that is not reflected in the most recent financial statements, or the notes thereto, referred to above.

     10D. No Material Adverse Change. Since June 30, 1995, there has been no material adverse change in the financial condition, operations, assets, prospects or business of the Company and the Subsidiaries, taken as a whole or event which would have or could reasonably be expected to have, a Material Adverse Effect, other than as may be disclosed in the Private Placement Memorandum.

     10E. Title to Properties; Liens. The Company and the Subsidiaries have good and valid title to or beneficial ownership of all their respective Property reflected in the most recent financial statements, or the notes thereto referred to in Section 10C, except for assets acquired or disposed of in transactions that are or, if entered into prior to the date of this Agreement, would have been, permitted hereunder and have not had, do not have, and could not reasonably be expected to have, a Material Adverse Effect.

     10F. Litigation;  Adverse Facts. There is no governmental  investigation of which the Company, any Restricted Subsidiary or any other Subsidiary has or could reasonably be expected to have knowledge, and there is no action, suit, proceeding, governmental arbitration (whether or not purportedly on behalf of the Company, any Restricted Subsidiary or any other Subsidiary) at law or in equity or before or by any federal, state, municipal or governmental department, court, tribunal, commission, board, bureau, agency or instrumentality, domestic or foreign, threatened and about which the Company, any Restricted Subsidiary or any other Subsidiary has or could reasonably be expected to have knowledge, or pending against or affecting the Company, any Restricted Subsidiary or any other Subsidiary or any of their respective Properties which (i) if adversely determined, would have, or reasonably would be expected to have, a Material Adverse Effect,
          (ii) is not routine and does not arise in the ordinary course of business or (iii) does not result from action taken by the Company to foreclose or collect in connection with auto and other consumer loans, as relevant, owned or serviced by the Company. None of the Company, any Restricted Subsidiary or any other Subsidiary has received any notice of termination of any material contract, lease or other agreement or suffered any material damage, destruction or loss, (whether or not covered by insurance) or had any employee strike, work stoppage, slow-down or lockout or any substantial or non frivolous threat of which the Company, any Restricted Subsidiary or any other Subsidiary has or could reasonably be expected to have knowledge directed to it of any imminent strike, work stoppage, slowdown or lock-out, any of which remain pending, that in any case, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

     10G. Payment of Taxes. (a) All tax returns and reports of the Company, each Restricted Subsidiary or each other Subsidiary required to be filed by any of them have been duly and timely filed; and (b) all taxes, assessments, fees and other governmental charges upon the Company, each Restricted Subsidiary or each other Subsidiary and upon any of their respective Properties, income and franchises that are due and payable have been paid when due and payable except as permitted by
          Section 7C, and there is no actual or proposed tax assessment against it, about which the Company, any Restricted Subsidiary or any other Subsidiary has or could reasonably be expected to have knowledge, except in any such case as permitted by Section 7C and except for any failure of filing or payment or assessment that, individually or in the aggregate, does not have or could not reasonably be expected to have a Material Adverse Effect.

     10H. Materially  Adverse  Agreements;   Performance;  Absence  of  Material
          Contracts. None of the Company, any Restricted Subsidiary or any other Subsidiary is a party to or is otherwise subject to any indenture, mortgage, instrument, contract or other agreement or charter or other restriction that has had, or, in the absence of any default or event of default thereunder, would have or could reasonably be expected to have a Material Adverse Effect. None of the Company, any Restricted Subsidiary or any other Subsidiary is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material indenture, mortgage, instrument, contract or other agreement to which the Company, any Restricted Subsidiary or any other Subsidiary is a party or pursuant to which any of such party's or such Subsidiary's properties are bound, and no condition about which the Company, any Restricted Subsidiary or any other Subsidiary has or could reasonably be expected to have knowledge exists that, with the giving of due notice or the lapse of time or both, would constitute such a default. There exists no Default or Event of Default.

     10I. Governmental   Regulation.   None  of  the  Company,   any  Restricted
          Subsidiary or any other Subsidiary is subject to registration or regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any other federal or state statute or regulation limiting its ability to incur Debt or to create Liens on any of its properties or assets to secure Debt.

     10J. Certain Fees. Other than fees,  costs and other expenses  described in
          Section 5J, and other than fees payable to Prudential Securities Incorporated which are also for the account of the Company, no broker's or finder's fee or commission or closing fee is payable with respect to the offer, issue and sale of the Senior Subordinated Notes.

     10K. Disclosure.   No  representation  or  warranty  of  the  Company,  any
          Restricted Subsidiary or any other Subsidiary contained in this Agreement, any Credit Document or any other document, certificate, schedule or written statement furnished to Purchasers or the Holders by or on behalf of the Company, any Restricted Subsidiary or any other Subsidiary (including, without limitation, the Private Placement Memorandum) for use in connection with the transactions contemplated by this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Purchasers and the Holders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the Company, any Restricted Subsidiary or any other Subsidiary that has had, would have or could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in such other documents and statements furnished to the Purchasers or the Holders for use in the transaction contemplated hereby.

     10L. Facilities.  Schedule  VIII sets forth the true and  complete  address
          (including county) of the chief executive office of the Company and each Subsidiary.

     10M. Licenses, Permits and Authorizations. The Company and the Subsidiaries have all approvals, licenses and other permits of all governmental or regulatory agencies, whether domestic, federal, state or local, including without limitation sales finance licenses and permits, the absence of which could materially impair the business and operations of the Company or any such Subsidiary as it is presently being conducted or would have or could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation thereof.

     10N. Hazardous Materials. Neither the Company nor any Restricted Subsidiary
          nor any other Subsidiary and, to the best of the Company's knowledge, after due inquiry, no predecessor in title of any such entity, nor any third person at any time occupying, adjacent to or present on any property owned or leased by the Company or any Subsidiaries has, at any time, used, generated, disposed of, discharged, stored, transported to or from, released or threatened the release of any Hazardous Materials, in any form, quantity or concentration, on, from, under or affecting such property in violation of any Environmental Laws nor are any Hazardous Materials present or existing on, from, under or affecting any such property in violation of any Environmental Laws.

     10O. Offering of Securities. The offering,  issuance and sale of the Senior
          Subordinated Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and all state securities laws. With respect to such offering, issuance and sale of the Senior Subordinated Notes, no form of general solicitation or general advertising was used by the Company or Prudential Securities Incorporated (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Senior Subordinated Notes or any similar security of the Company), or any other representatives of the Company, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchasers are the sole purchasers of the Senior Subordinated Notes. No securities of the same class as the Senior Subordinated Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof. The Company understands that, for purposes of rendering the legal opinions to be delivered pursuant to Section 5I, the Company's counsel and counsel to the Purchasers will rely on the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     10P. Existing Debt; Securitizations. All existing Debt and securitizations including the Warehouse Facilities, securitizations and Liens of each of the Company, each Restricted Subsidiary or each other Subsidiary, as of the date hereof, are described on Schedule II, except for any individual item not in excess of $250,000 unless the aggregate of such individual items is in excess of $1,000,000.

     10Q. ERISA. Each of the Company, the Subsidiaries and ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan and is in compliance in all material respects with the provisions of all applicable laws, including without limitation ERISA and the Code with respect to all Plans. Neither the Company nor any Subsidiary or ERISA Affiliate has incurred any liability to the PBGC (other than annual premiums due to the PBGC) or a Pension Plan under Title I or IV of ERISA, or, to the Internal Revenue Service under the penalty or excise tax provisions of the Code relating to employee benefits plans (as such term is defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company, a Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, a Subsidiary or any ERISA Affiliate, other than such liabilities or Liens as would not be individually or in the aggregate Material. The accumulated benefit obligations under each of the Pension Plans (other than Multiemployer Plans), determined as of the end of such Pension Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan. The Company, the Subsidiaries and ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. The expected post retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and the Subsidiaries and ERISA Affiliates is not Material. There is no pending or, to the best knowledge of the Company, any Subsidiary or any ERISA Affiliate, threatened claim, action or lawsuit by any person or governmental authority with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. The execution and delivery by the Company of this Agreement and the sale and delivery of the Senior
Subordinated Notes will not involve any prohibited transaction within the meaning of ERISA or subject to the prohibitions of Section 406 of ERISA or under the Code. The Company has delivered to the Purchasers a complete list and accurate description of each Plan and Multiemployer Plan or post retirement benefit plan maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate, as well as the most recent actuarial report of each Pension Plan.

     10R. Agreements  with  Affiliates.  Except  as set  forth  in  the  Private
          Placement Memorandum (or in connection with auto loan Securitizations disclosed on Schedule II, if any), neither the Company nor any Subsidiary is a party to any material contract or agreement with, or any other commitment to, any Affiliate of the Company or any Affiliate of any Subsidiary.

     10S. Patents, Etc. No patents, trademarks, service marks, trade names or copyrights, or any licenses of any of the foregoing, are necessary for the operation of the business of the Company and the Subsidiaries substantially as presently conducted, except as disclosed in the Private Placement Memorandum. No product, service, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or any Subsidiary in connection with its business infringes any patent, trademark, service mark, trade name or copyright, or any license of any of the foregoing, owned by any other Person, which infringement could have a Material Adverse Effect.

     10T. Regulation G, Etc.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds from the sale of the Senior Subordinated Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither the Company, any Subsidiary nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Senior Subordinated Notes to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     10U. Warehouse  and  Securitization  Subsidiaries.  The  Company  and  each
          Subsidiary have conducted their respective businesses in such a manner which (i) is consistent in all material respects with the assumptions made in the "non-consolidation opinions" prepared in connection with each Securitization and (ii) does not cause the existing Funding Corporations, and any Subsidiaries existing as of the Closing Date which have been used to facilitate Securitizations, to cease to be so-called special purpose "bankruptcy remote" entities. There are no restrictions on the ability of such Subsidiaries to pay, to the fullest extent permitted by applicable law, dividends to the Company.

11.  REPRESENTATIONS OF THE PURCHASERS.

     (i) Each Purchaser severally represents that it is not acquiring the Senior Subordinated Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property (including the Senior Subordinated Notes) shall at all times be and remain within its control. Each Purchaser severally represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

     (ii) Each Purchaser severally represents that at least one of the following statements is reasonably believed by such Purchaser to be an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Senior Subordinated Notes to be purchased by it hereunder:

          (a)  if such Purchaser is an insurance  company,  the Source is either
               (i) an insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code and treating as a single plan, all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of such Purchaser, or (ii) a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan having an interest therein or to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91- 38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in
               Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and the identity of such QPAM and the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this Section, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  DEFINITIONS.

     12A. Definitions.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly in control of, controlled by, or under common control with such Person, whether through power to direct or cause the direction of the management or policies of such Person, ownership or control of more than 10% of the voting stock of such Person, or otherwise and any Person who is an officer or director of such Person; provided, however, that neither any Holder nor any Affiliate of any Holder shall be deemed to be an Affiliate of the Company or any Subsidiary solely by reason of its ownership of Senior Subordinated Notes or by reason of benefiting from any agreements or covenants in this Agreement or in any other Credit Document.

         "Amendment and Consent" means the Amendment and Consent, dated as of the date hereof, with respect to the Senior Notes Note Purchase Agreement.

     "Auto Receivables" means consumer installment sale contracts and loans evidenced by promissory notes secured by new and used automobiles, vans, minivans and light trucks acquired or originated in the ordinary course of business by the Company or a Subsidiary from or through motor vehicle dealers.

     "Blockage Notice Provider" means (i) a holder or holders of an aggregate of at least 25% in principal amount of the Senior Notes (other than Senior Notes held by the Company or an Affiliate of the Company) at the time outstanding, or
(ii) a holder or holders of Senior Debt (other than the Senior Notes) in the aggregate principal amount then outstanding of not less than $20,000,000.

     "Blockage Period" means the period when no Payment may be made or received pursuant to Section 6.1B(i) or 6.1B(ii) hereof.

     "Business Day" means any day excluding (i) Saturday and Sunday, (ii) any day that is a legal holiday under the laws of the States of New York or Indiana and (iii) any day on which banking institutions located in New York or Indiana are authorized or required by law or other governmental action to close.

     "Called Principal" means, with respect to any Senior Subordinated Note, the outstanding principal amount of such Senior Subordinated Note that (i) is to be prepaid or purchased at the Make-Whole Prepayment Price, or (ii) becomes or is declared to be immediately due and payable pursuant to Section 9A.

     "Capitalized Lease Obligations" means rental obligations under any lease required to be capitalized in accordance with GAAP, taken at the amount accounted for as indebtedness (net of interest expense).

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) investments in money market funds having the highest rating available from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), all of whose assets are comprised of securities of the type described in (i) and
(iii) hereof, (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), (iv) certificates of deposit with maturities of one year or less from commercial or savings banks having combined capital and surplus greater than $250,000,000 and having a long term certificate of deposit rating of either A by Standard & Poor's Corporation or A2 by Moody's Investors Service, Inc. or higher (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Holders), and (v) repurchase obligations with a term of not more than 1 day for underlying securities of the types described in (i) above.
                                      -40-

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as now or hereafter amended, 42 U.S.C. ss. 9601, et seq. and 42 U.S.C. ss. 11001 et seq.

     "Change of Control" means any transaction or series of transactions by which:

     (i)  any "Person"  (as such term is used in Section  13(d)3 of the Exchange
          Act)  other  than (a) any  Person  who was a  beneficial  owner of the
          Company's Class B Common Stock immediately following the Business Transfer (as such term is defined in the Private Placement Memorandum), (b) any Person who may become a beneficial owner of Class B Common Stock in accordance with the Company's Articles of Incorporation, as currently in effect, or (c) any Person or group of Persons controlled by Persons included in clauses (a), (b) or (c), shall acquire (X) beneficial ownership in excess of fifty percent (50%) of the voting power represented by the outstanding voting shares having ordinary voting power to elect a majority of the directors of the Company (irrespective of whether at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (Y) all or substantially all of the Property of the Company, or

     (ii) a majority of the Board of Directors of the Company, at any time, shall be composed of Persons other than (a) Persons who were members of the Board of Directors of the Company on the date of this Agreement, or (b) Persons who subsequently become members of the Board of Directors of the Company and who are either (1) appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement or (2) appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the Company who are described in clauses (ii)(a) and (ii)(b)(1) above.

     "Closing" has the meaning specified in Section 4.

     "Closing Date" has the meaning specified in Section 4.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Commission " means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

     "Company" has the meaning specified in the introductory paragraph hereof.

     "Consolidated" means the Company, the Restricted Subsidiaries and the Securitization Subsidiaries on a consolidated basis.

     "Consolidated Assets" means the consolidated assets of the Company, the Restricted Subsidiaries and the Securitization Subsidiaries determined in accordance with GAAP.

     "Consolidated  Liabilities"  means  the  consolidated  liabilities  of  the
Company, the Restricted Subsidiaries and the Securitization Subsidiaries determined in accordance with GAAP, which shall in all cases include Debt under Warehouse Facilities and Senior Secured Facilities.

     "Consolidated Net Income" means, for any period, the consolidated net income of the Company, the Restricted Subsidiaries and the Securitization Subsidiaries determined in accordance with GAAP and, with respect to Consolidated Net Income for any Fiscal Year, as reported in the Company's audited consolidated financial statements.

     "Consolidated Tangible Net Worth" means the excess, if any, of Consolidated Assets over Consolidated Liabilities less any goodwill, trade names, trademark, patents, unamortized debt discount and expense, and other intangibles, except that Dealer Premium Rebates and Excess Servicing shall not be so deducted, determined in accordance with GAAP.

     "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation of another, if a purpose or intent of the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof.
Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; and (ii) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security thereof, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under clauses (a), (b) or (c) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation (or portion thereof) so guaranteed or otherwise supported.

     "Credit Documents" means this Agreement, the Senior Subordinated Notes and each other instrument or agreement executed and delivered by the Company or any Subsidiary or Affiliate pursuant to any Credit Document or any transactions contemplated thereby.

     "Dealer  Premium  Rebate"  means Dealer  Premium  Rebate as reported in the
Company's   consolidated   financial  statements  for  the  relevant  period  in
accordance with GAAP.

     "Debt" means, with respect to any Person, the sum, without duplication,  of
(i) all indebtedness of such Person for borrowed money or credit extended (whether by loan or the issuance and sale of debt securities or otherwise) or in respect of letters of credit or bankers' acceptances or credit enhancement and the like or for the deferred purchase price of property or services (except trade payables currently payable in the ordinary course of business), or which otherwise should constitute debt on the balance sheet of such person in accordance with GAAP, including without limitation Debt under the Senior Subordinated Notes, Senior Notes, Subordinated Debt, Warehouse Facilities and Senior Secured Facilities, (ii) all obligations of such Person under Capitalized Lease Obligations, (iii) all obligations of such Person to purchase, retire or redeem any capital stock or any other equity interest, whether or not the performance of such obligation is fixed or contingent, (iv) all Contingent Obligations of such Person, and all indebtedness and obligations of such Person or other Persons that are secured by a Lien on any Property of such Person, whether or not such Person has assumed liability therefor, and (v) other recourse obligations related to asset sales to the extent not already reflected in such Person's balance sheet.

     "Default" means any event which, subject only to the lapse of a period of time expressly set forth or referred to in Section 9A or the giving of a notice expressly set forth or referred to in Section 9A, or both, would constitute an Event of Default.

     "Default Rate" has the meaning specified in Section 9E.

     "Discounted Value" means, with respect to the Called Principal of any Senior Subordinated Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount rate (applied on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Event of Bankruptcy" has the meaning specified in Section 6.1C.

     "Environmental Laws" means all federal, state and local environmental, health or safety laws, ordinances, regulations, rules, statutes, orders, decrees or policies and matters relating to the common law of nuisance, as the same may be in effect from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

     "ERISA   Affiliate"   means  each  trade  or   business   (whether  or  not
incorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

     "Event of Default" means any of the events specified in Section 9A.

     "Excess Servicing" means Excess Servicing as reported on the Company's latest available consolidated balance sheet in accordance with GAAP; which shall, in any case, be determined in accordance with GAAP and include a provision for credit losses in the calculation thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

     "Executive Officer" means with respect to any matter, any of the Chairman of its Board of Directors (if an officer) or Chief Executive Officer, President, Chief Operating Officer, Vice President or Chief Financial Officer of the Company or any Subsidiary (or equivalent officer).

     "Fiscal   Quarter"   means  a  fiscal   quarter  of  the  Company  and  the
Subsidiaries.

     "Fiscal Year" means a fiscal year of the Company and the Subsidiaries.

     "Fitch" means Fitch Investor's Service L.P.

     "Funding Corporations" means Union Acceptance Funding Corporation and Performance Funding Corporation and any other similar in nature and purpose funding corporations created in the future, each of which shall at all times be a special purpose bankruptcy remote funding Subsidiary with no creditors or operations other than those necessary to conduct such purpose of funding operations of the Company, and which has no Liens on its assets (except as required in the ordinary course of business to secure the relevant Warehouse Facility or Senior Secured Facility, as applicable), and which, to the fullest extent permitted by law, may freely pay dividends and similar distributions to, and shall pay dividends and other distributions solely to, the Company or another Restricted Subsidiary, and in respect of which if requested by the Required Holders, the Company shall have provided an opinion of counsel reasonably satisfactory to the Required Holders confirming the foregoing with respect to such Subsidiary, in form and substance satisfactory to the Required Holders.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

     "Gain on Sale of Loans" means the income reported as Gain on Sale of Loans in the statement of earnings in the Company's consolidated financial statements in accordance with GAAP.

     "Hazardous Materials" means any hazardous, toxic or dangerous wastes, pollutants, materials or substances including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined in or listed as "hazardous materials, "hazardous substances" or "toxic substances" or similarly identified in or pursuant to CERCLA; "hazardous materials" identified in or pursuant to the Hazardous Materials Transportation Act, as now or hereafter amended, 49 U.S.C. ss. 1801, et seq.; "hazardous wastes" identified in or pursuant to the Resource Conservation and Recovery Act, as now or hereafter amended, 42 U.S.C. ss. 6901, et seq.; any chemical substances or mixture regulated under the Toxic Substances Control Act of 1976, as now or hereafter amended, 15 U.S.C. ss. 2601 et seq.; any "toxic pollutant" under the Clean Water Act, as now or hereafter amended, 33 U.S.C. ss. 1251 et seq.; any hazardous air pollutant under the Clean Air Act, as now or hereafter amended, 42 U.S.C. ss. 7401 et seq.; and any hazardous, toxic, or dangerous material, substance, or pollutant now or hereafter designated or regulated under any Environmental Laws.

     "Holder" means any holder of Senior Subordinated Notes.

     "Interest Coverage Ratio" means Consolidated Net Income before Interest Expense and income taxes less Gain on Sale of Loans plus amortization of Excess Servicing in accordance with GAAP, divided by Interest Expense.

     "Interest Expense" means Interest Expense as reported on the Statement of Earnings of the consolidated financial statements of the Company (Interest Expense to include imputed interest under Capitalized Lease Obligations) determined in accordance with GAAP.

     "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities or similar interests of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person.

     "Lien" means any assignment, mortgage, deed of trust, pledge, security interest, charge, encumbrance, lien, easement or exception of any kind or any other preferential arrangement of any kind that has the practical effect of constituting a security interest or lien (including any conditional sale or other title retention agreement and any agreement to give any security interest and any lease in the nature thereof) or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loans Held for Sale" means loans held for sale as reported on the Company's latest available consolidated balance sheet included in its financial statements determined in accordance with GAAP.

     "Make-Whole Prepayment Price" has the meaning specified in Section 6A.

     "Material" means material in relation to the business, affairs, financial condition, assets or properties of the Company and/or the Company and the Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), business, results of operations, prospects, liabilities (absolute, accrued, contingent or otherwise), properties or assets (including but not limited to Spread Accounts and Excess Servicing) of the Company, the Restricted Subsidiaries and the Securitization Subsidiaries taken as a whole, and/or the Company and the Subsidiaries, taken as a whole, or (ii) the rights or interests of any Holder under any Credit Document (including, without limitation, the ability of any Holder to enforce the obligations of the Company in respect of any Credit Document), or (iii) the Company's ability to perform its obligations under, or as contemplated by, any Credit Document.

     "Multiemployer Plan" means "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA) to which the Company, any Restricted Subsidiary or any other Subsidiary or any ERISA Affiliate of such entity is making, or is obligated to make, contributions or has made or has been obligated to make, contributions.

     "Officer's Certificate" means a certificate signed in the name of the Company by an Executive Officer.

     "Pari Passu Debt" means Debt of the Company, including all principal, interest, premium and fees accruing on such Debt or in connection therewith or any renewal, extension, amendment, supplement or other modification to any of the documentation in respect thereof, which is (i) pari passu in right of payment to the Senior Subordinated Notes and (ii) subordinated or junior in right of payment to Senior Debt on terms and provisions which are no more favorable to the holders of such Pari Passu Debt than the terms and provisions of Section 6.1 are to the Holders.

     "Payment" has the meaning specified in Section 6.1B(i).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" means any employee benefit plan of the Company, a Subsidiary or any ERISA Affiliate that is subject to the provisions of Title IV of ERISA or subject to the minimum funding standards of Title I of ERISA or Section 412 of the Code, and is not a Multiemployer Plan.

     "Permitted Liens" means Liens to the extent permitted under Section 8B but only to the extent the covenants set forth herein do not prohibit such Liens.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, unincorporated organizations or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Plan" means an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is maintained or contributed to by the Company or any Subsidiary or any ERISA Affiliate.

     "Private Placement Memorandum" means the private placement memorandum dated January 1996, prepared by the Company and used by Prudential Securities Incorporated for purposes of placing the Senior Subordinated Notes.

     "Property"  means any  interest in any kind of  property or asset,  whether
real,  personal  or  mixed,  or  tangible  or  intangible,   including,  without
limitation, all interests in real estate and fixtures and all equipment, inventory and other goods, all accounts, instruments, chattel paper, documents, money and general intangibles (as such terms are defined in the Uniform Commercial Code as in effect in all applicable jurisdictions) whether now owned or hereafter acquired.

     "Purchasers" has the meaning specified in the introductory paragraph hereof.

     "Purchaser   Schedule"   means  the  schedule  of  principal   amounts  and
denominations of Senior Subordinated Notes to be purchased by the Purchasers, as set out in the initial schedule hereto.

     "Reinvestment Yield" means, with respect to the Called Principal of any Senior Subordinated Note, the yield to maturity implied by the sum of 0.50% plus
(i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day immediately preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page T 500", on the Telerate Service (or such other display as may replace Page T 500 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to (or, if not available, having a maturity closest to) the Remaining Average Life of such Called Principal as of such Settlement Date or, if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported for the latest day for which such yields shall have been so reported as of the Business Day immediately preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) by interpolating linearly between reported yields.

     "Remaining Average Life" means, with respect to the Called Principal of any Senior Subordinated Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Senior Subordinated Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date, to and including the scheduled due dates thereof, with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due dates.

     "Reportable Event" means an event described in section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

     "Required Holders" means the Holders of at least 51% (but solely for purposes of the rescission of an acceleration notice under the terms of Section 9B, 66-2/3%) in principal amount of the Senior Subordinated Notes (other than Senior Subordinated Notes held by the Company or any Affiliate of the Company) at the time outstanding.

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company, any Restricted Subsidiary or any Securitization Subsidiary now or hereafter outstanding (including, without limitation, any payment or distribution made in any merger or consolidation), except a dividend payable solely in shares of that class of stock or a junior class of stock to the holders of that class and except for dividends (and the like) from the
Subsidiaries solely to the Company, to Restricted Subsidiaries or to Securitization Subsidiaries, (ii) any prepayment, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or of any outstanding warrants or rights to acquire any shares of any class of stock of the Company, any Restricted Subsidiary or any Securitization Subsidiary now or hereafter outstanding, and (iii) any payment of principal, premium or interest on, or any direct or indirect prepayment, retirement, defeasance or sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt of the Company.

     "Restricted Subsidiaries" means all Funding Corporations and any other Subsidiaries now existing or hereafter formed or acquired which would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the Closing Date) other than Securitization Subsidiaries which satisfy the requirements therefor under Section 8F(a), and any other Subsidiary including such Securitization Subsidiaries now or hereafter existing designated as a "Restricted Subsidiary" for purposes hereof by the Company's Board of Directors, all of which shall be wholly owned direct or indirect Subsidiaries, all as identified on Schedule V hereto.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

     "Securitization" means a public or private transfer of auto loan and other consumer loans and related consumer contracts in the ordinary course of business which transfer is recorded as a sale according to GAAP as of the date of such transfer, and by which the Company or one of the Subsidiaries directly or indirectly securitizes a pool of specified consumer auto loans or other consumer loans and related contracts including but not limited to any such transactions involving the sale of specified Auto Receivables to a securitization entity established for such purpose in connection with the issuance of asset-backed securities and including without limitation the outstanding UFSB and UACSC Grantor Trust or Auto Trust securitizations entered into by the Company's predecessor or the Subsidiaries prior to the date of this Agreement, as described in the Private Placement Memorandum.

     "Securitization Subsidiaries" means a Wholly Owned direct or indirect present or future Subsidiary which acts as a transferor or otherwise engages in Securitizations (including without limitation UAC Securitization Corporation and Performance Securitization Corporation), the nature of which Subsidiary is as described in Section 8F(a).

     "Senior Debt" means Debt of the Company, including all interest and fees accruing thereon or in connection therewith or any renewal, extension, amendment, supplement or other modification to any of the documentation in respect thereof, which Debt was not issued in violation of Section 8A(i) or
Section 8A(ii) and (a) was incurred in respect of the Senior Notes, (b) is senior in right of payment to or pari passu in right of payment with the Senior Notes, or (c) was incurred after the date of this Agreement and which is not by its terms subordinate in right of payment to or pari passu in right of payment with any of the Senior Subordinated Notes, provided, that solely for the purposes of Section 8A(iii) hereof, the following shall not constitute Senior
Debt: (i) Debt under Warehouse Facilities or Senior Secured Facilities, (ii) purchase money Debt qualifying as such under Section 8B(iii) hereof (except that the portion of any such purchase money Debt which exceeds 90% of the fair market value at the time of determination of the assets acquired with and securing such Debt (as such portion is determined by the Company reasonably and in good faith) shall be included as Senior Debt), or (iii) unsecured intercompany Debt in the form of a demand note which has been issued by the Company to a Securitization Subsidiary as a contribution to capital of the Securitization Subsidiary in connection with a Securitization to the extent required to enable the entity formed as a vehicle for such Securitization (the "Securitization Entity") to constitute a partnership for United States tax law purposes and the interest in the Securitization Entity held by such Securitization Subsidiary to constitute a general partnership interest for United States tax law purposes, subject to the limitation that the liability under such demand note does not exceed 10% of the issue price of securities representing equity interests issued by the Securitization Entity, or if greater than 10%, as confirmed to be so required by an opinion of Barnes & Thornburg or other recognized tax counsel acceptable to the Required Holders.

     "Senior Notes" means the senior promissory notes in the original aggregate principal amount of $110,000,000 issued pursuant to the Senior Notes Note Purchase Agreement.

     "Senior Notes Note Purchase Agreement" means the Note Purchase Agreement, dated as of August 7, 1995, among the Company and the note purchasers named therein, as amended by the November 21, 1995 letter amendment and by the Amendment and Consent, as the same may be amended or amended and restated from time to time.

     "Senior Notes Subordinated Debt" means "subordinated debt" as such term is defined in the Senior Notes Note Purchase Agreement (as in effect on the Closing
Date).

     "Senior Subordinated Notes" has the meaning specified in Section 2.

     "Senior Secured Facility" means a Debt facility which is non-recourse (except for the obligation to pay interest if the yield on the loans constituting security for the facility is not sufficient to cover interest costs, and to pay customary fees and other routine and incidental costs and routine and incidental indemnities, all of which are customary for non-recourse facilities to fund auto loans or other consumer loans which are not held for sale) Debt of one of the Funding Corporations, which satisfies the requirements of Section 8B(iv) and is secured by auto loans or other consumer loans acquired or originated by the Company or a Restricted Subsidiary in the ordinary course of its consumer finance business, and which provides funding to acquire loans which are not Loans Held for Sale, and in all cases is without any recourse to the Company or any other Subsidiary or any of their Property; provided that the obligor on such Debt shall at all times be a special purpose bankruptcy remote funding Subsidiary with no creditors or operations other than those necessary to conduct such purpose and which has no Liens on its assets (except as required in the ordinary course of business to secure the relevant Senior Secured Facility, as applicable), and which, to the fullest extent permitted by law, may freely pay dividends and similar distributions to, and shall pay dividends and other distributions solely to, the Company or another Restricted Subsidiary.

     "Settlement Date" means, with respect to the Called Principal of any Senior Subordinated Note, the date on which such Called Principal (i) is to be prepaid or purchased at the MakeWhole Prepayment Price, or (ii) becomes or is declared to be immediately due and payable pursuant to Section 9A, as the context may require.

     "Significant Holder" means the original Holders of the Senior Subordinated Notes, their initial transferees (provided such initial transferees are institutional investors), and with respect to any transferee subsequent to such original Holders and their initial institutional transferees, any other institutional investor, i.e., any bank, trust company, finance company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, investment fund, any broker or dealer, or any other similar financial institution or entity, or holding company or affiliate thereof, regardless of legal form, holding 5% or more of the outstanding principal amount of the Senior Subordinated Notes at any time.

     "Single-Employer   Pension   Plan"   means  a  pension   plan  which  is  a
"single-employer plan" as defined in section 4001 of ERISA.

     "Spread Accounts" means accounts (including, without limitation, spread accounts, cash collateral accounts, reimbursement accounts or funding accounts), as reported on the Company's latest available consolidated balance sheet in accordance with GAAP, intended to protect Securitization investors and any letter of credit provider or credit enhancer with respect to Securitizations against credit losses.

     "Subordinated Debt" means Debt of the Company, in each case including all principal, interest, premium and fees accruing on such Debt or in connection therewith or any renewal, extension, amendment, supplement or other modification to any of the documentation in respect thereof, which is (i) subordinate and junior in right of payment to the Senior Subordinated Notes on terms and provisions which are no more favorable to the holders of such Subordinated Debt than the terms and provisions of Section 6.1 are to the Holders, or (ii) convertible into or exchangeable for any equity securities of the Company.

     "Subsidiary" means any corporation, trust, association, partnership or other business entity of which more than 50% of the total voting power of shares of stock or other interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries or a combination thereof.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Total Debt" means, as of any time of determination, the then outstanding aggregate principal amount of all Debt of the Company, the Restricted Subsidiaries and the Securitization Subsidiaries on a consolidated basis, excluding Contingent Obligations to the extent already included in Total Debt.

     "Transferee" means any direct or indirect transferee of all or any part of any Senior Subordinated Notes.

     "Warehouse Facilities" and "Warehouse Facility" means the "Prime Warehouse Facility" and the "Non-Prime Warehouse Facility" defined in the Senior Notes Note Purchase Agreement (as in effect on the Closing Date), and any other warehouse Debt facility, in all such cases, such Debt facility being non-recourse (except for the obligation to pay interest if the yield on the loans constituting security for the facility is not sufficient to cover interest costs, and to pay customary fees and other routine and incidental costs and routine and incidental indemnities, all of which are customary for non-recourse warehouse type facilities for auto loans and other consumer loans) Debt of one of the Funding Corporations, which satisfies the requirements for granting of Liens under Section 8B(iv) and is secured by auto loans or other consumer loans acquired or originated by the Company or a Restricted Subsidiary in the ordinary course of its consumer finance business, and which provide temporary funding to acquire Loans Held for Sale, and in all cases is without any recourse to the Company or any other Subsidiary or any of their Property; provided that the obligor on such Debt shall at all times be a special purpose bankruptcy remote funding Subsidiary with no creditors or operations other than those necessary to conduct such purpose and which has no Liens on its assets (except as required in the ordinary course of business to secure the relevant Warehouse Facility), and which, to the fullest extent permitted by law, may freely pay dividends and similar distributions to, and shall pay dividends and other distributions solely to, the Company or another Restricted Subsidiary.

     "Wholly Owned Subsidiary" means a Person of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as may be required by law) or similar equity interests shall be owned by the Company and/or one or more of its Wholly Owned Subsidiaries.

     "Yield-Maintenance Premium" means, with respect to any Senior Subordinated Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Senior Subordinated Note over the sum of such Called Principal plus interest accrued thereon to (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

     12B. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company pursuant to Section 7 shall be prepared in conformity with GAAP as in effect at the time of such preparation.

13.  JUDICIAL PROCEEDINGS.

     13A. Consent to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Senior Subordinated Notes, the other Credit Documents or the transactions contemplated hereby or thereby. To the fullest extent they may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     13B. Enforcement of Judgments. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 13A brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York or of Indiana (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

     13C. Service of Process. The Company hereby designates and appoints CT Corporation System as its agent to receive on its behalf service of all process in any action, suit or proceeding of the nature referred to in Section 13A in New York, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address specified in or designated pursuant to Section 14K, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service upon it by mail shall constitute sufficient notice. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service. The Company also irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address specified in or designated pursuant to Section 14K.

     13D. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER OR OUT OF THIS AGREEMENT, THE SENIOR SUBORDINATED NOTES, ANY OTHER CREDIT DOCUMENT OR ANY ISSUES RELATING HERETO, THERETO OR TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company, each Purchaser and each other Holder acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into or accepting the benefits of this Agreement and that each will continue to rely on the waiver in their related future dealings. The Company further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT, THE SENIOR SUBORDINATED NOTES OR THE OTHER CREDIT DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     13E. No Limitation on Service or Suit. Nothing in this Section 13 shall affect the right of the Purchasers or the Holders to serve process in any manner permitted by law, or limit any right that the Purchasers or the Holders may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     13F. Limitation of Liability. To the fullest extent permitted by applicable law, the Company agrees that no claim may be made or enforced by the Company, any Restricted Subsidiary or any other Subsidiary or any other Person against any Purchaser, any Holder, the Required Holders or any of their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Senior Subordinated Notes or the other Credit Documents, or any act, omission or event occurring in connection herewith or therewith; and the Company (on behalf of itself and each Restricted Subsidiary and each other Subsidiary) hereby waives, releases and agrees, to the fullest extent permitted by applicable law, not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

14. MISCELLANEOUS.

     14A. Payments. The Company agrees that, so long as any Senior Subordinated Notes remain outstanding, it will make all payments of principal of, premium, if any, and interest on, the Senior Subordinated Notes in accordance with the terms of this Agreement. All such payments shall be by wire transfer of immediately available funds for credit to the account or accounts (i) if to any Purchaser, as specified in the Purchaser Schedule attached hereto with respect to such Purchaser, and (ii) if to any Holder, as specified in the Senior Subordinated Notes held by such Holder, or, in any case, to such other account or accounts in the United States as such Purchaser or other Holder may designate to the Company in writing. Whenever any payment to be made hereunder or under any Senior Subordinated Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Senior Subordinated Notes.

14B. Expenses; Indemnification.

     14B(i) Fees and Expenses. The Company agrees to pay from time to time on demand (a) all fees, costs and expenses incurred by the Purchasers and their Affiliates in connection with the preparation, negotiation, and execution hereof, each Purchaser in respect of any modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the Senior Subordinated Notes being purchased by the Purchasers hereunder, any other Credit Document and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions hereunder and thereunder and whether or not the Senior Subordinated Notes are purchased, including, without limitation (1) the reasonable fees and expenses of counsel for the Purchasers, the Holders and their respective Affiliates (including the allocated costs of internal counsel) and local or special counsel and/or any consultants who may be retained by said counsel with respect thereto and with respect to advising the Purchasers and the Holders as to their respective rights and responsibilities under the Credit Documents, and (2) reasonable internal and external audit, legal, due diligence, valuation, consulting, investigation, computer costs, and travel expenses, filing fees, costs of monitoring collateral, search fees, duplication costs, courier and postage fees and all other reasonable out-of-pocket expenses of every type and nature, (b) all taxes incurred by or assessed against any Holder or any of its Affiliates (together in each case with interest and penalties, if any, and any income tax payable by any Holder or such Affiliate in respect of any reimbursement therefor), other than income taxes payable as a result of income received in respect of the Senior Subordinated Notes, that may be payable in respect of the execution and delivery of this Agreement or the other Credit Documents, or the issuance and delivery to, or purchase by, any Holder of any Senior Subordinated Notes or the consummation of the transactions contemplated hereby and thereby, and (c) all fees, costs and expenses incurred by any Holder in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Credit Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and expenses of counsel to any such Holder (including the allocated costs of internal counsel) and local or special counsel and/or any consultants who may be retained by said counsel in connection with any such enforcement or in connection with any work-out, restructuring, litigation or bankruptcy or insolvency proceeding.

     14B(ii) Indemnification. The Company further agrees to defend, indemnify, pay and hold harmless the Purchasers, the Holders and any Transferee and each of their respective officers, directors, employees, attorneys, agents and Affiliates (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits and claims of any nature (collectively, "Claims") and all losses, liabilities, damages and expenses (including, without limitation, the reasonable fees and expenses of counsel, whether or not suit is brought) in connection with any such Claim (herein called the "Indemnified Liabilities") incurred by any Indemnitee as a result of, or arising out of, or relating to this Agreement, the Senior Subordinated Notes, any other Credit

Document, or, in each case, any other documents, agreements or instruments contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, agreements or instruments and an untrue statement or alleged untrue statement of a material fact contained in any part of any Private Placement Memorandum (or other offering or selling document) relating hereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in light of the circumstances under which they were made therein not misleading; provided, however, that the Company shall not be liable to any Indemnitee for Indemnified Liabilities consisting of an award of damages assessed against such Indemnitee in a judicial proceeding in which a final, non-appealable determination has been made that such damages are directly attributable to the gross negligence or willful misconduct of such Indemnitee; and provided further that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that shall be permissible under applicable law.

     14B(iii) Survival. The obligations of the Company under this Section 14B shall survive the transfer of any Senior Subordinated Note and payment of any Senior Subordinated Note.

     14C. Amendments; Waivers. This Agreement may not be changed orally, but (subject to the provisions of this Section 14C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Any term, covenant, agreement or condition of this Agreement may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Holders; provided, however, that without the written consent of the Holders of all of the Senior Subordinated Notes then outstanding, no such amendment or waiver shall be effective that (i) extends the time of payment of the principal of or premium, if any, or interest on any Senior Subordinated Note or reduces the principal amount thereof or rate of interest thereon, (ii) alters any of the prepayment provisions of Section 6, (iii) changes the currency in which the Senior Subordinated Notes are payable or purports to reduce the ranking of the Senior Subordinated Notes in right of payment, or (iv) alters the provisions of this section or the definition of "Required Holders" in Section 12. The Company shall promptly send copies of any request for consent, amendment or waiver (and any request for any such amendment, consent or waiver) relating to this Agreement or the Senior Subordinated Notes to each Holder. No waiver of any right or remedy hereunder shall be effective unless in writing and then only with the written concurrence of the Required Holders or all Holders as set forth above. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No course of dealing between the Company and any Holder and no failure to exercise or delay in exercising any rights or remedies hereunder or under any Senior Subordinated Note or any other Credit Document shall operate as a waiver of any rights or remedies of any Holder, and no single or partial exercise by any Holder of any right or remedy under this Agreement or any other Credit Document shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     14D. Form, Registration, Transfer and Exchange of Senior Subordinated Notes; Lost Senior Subordinated Notes. The Senior Subordinated Notes are issuable as registered notes only, each without coupons in denominations of at least $1,000,000 (unless a denomination of at least $500,000 is otherwise agreed to by the Company) and any larger integral multiple of $100,000; provided, however, that the Company shall issue Senior Subordinated Notes in denominations smaller than $1,000,000 upon transfer of any Senior Subordinated Note in an unpaid principal amount of less than $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Senior Subordinated Notes and of transfers of Senior Subordinated Notes. Upon surrender for registration of transfer of any Senior Subordinated Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Senior Subordinated Notes of like tenor and of a like aggregate principal amount, which Senior Subordinated Notes shall be registered in the name of such transferee or transferees. At the option of the Holder of any Senior Subordinated Note, such Senior Subordinated Note may be exchanged for Senior Subordinated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Senior Subordinated Note to be exchanged at the principal office of the Company. Whenever any Senior Subordinated Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Senior Subordinated Notes that the Holder making the exchange is entitled to receive. Every Senior Subordinated Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Senior Subordinated Note or such Holder's attorney duly authorized in writing. Any Senior Subordinated Note or Senior Subordinated Notes issued in exchange for any Senior Subordinated Note or upon transfer thereof shall be dated the date of issuance of the Senior Subordinated Note so exchanged or transferred and shall carry the rights to unpaid interest and interest to accrue that were carried by the Senior Subordinated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of any Senior Subordinated Note or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of such Senior Subordinated Note and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity to the Company from a Purchaser, or a surety bond, or an unsecured indemnity reasonably satisfactory to the Company from any other Holder, or a surety bond, or in the case of any such mutilation upon surrender and cancellation of such Senior Subordinated Note, the Company will make and deliver a new Senior Subordinated Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Senior Subordinated Note.

     14E. Rule 144A Mechanics. If any Holder desires to transfer any Senior Subordinated Note pursuant to the exemption from the provisions of Section 5 of the Securities Act afforded by Rule 144A promulgated thereunder ("Rule 144A"), the Company hereby agrees to provide (i) at the request of such Holder, to the Holder and to any prospective transferee designated in writing to the Company by such Holder, or (ii) at any such prospective transferee's request to the Holder or to the Company, the information required to satisfy the requirements of paragraph (d)(4)(i) of Rule 144A (which requirements are incorporated herein by reference).

         14F. Persons Deemed Owners; Participants; Identity of Holders. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Senior Subordinated Note is registered as the owner and holder of such Senior Subordinated Note for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Senior Subordinated
Note and for all other purposes whatsoever, whether or not such Senior Subordinated Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder of any Senior Subordinated Note may from time to time grant participations in all or any part of such Senior Subordinated Note to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion.

     Upon the request of any Holder, the Company agrees immediately to, and in any event within 2 Business Days of receipt of such request, provide to such Holder a then current list identifying all other Holders and their contact information including name, address and contact person.

14G. Solicitation; Payment.

     (i) Solicitation. The Company will provide each Holder of the Senior Subordinated Notes (irrespective of the amount of Senior Subordinated Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Senior Subordinated Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14G to each Holder of outstanding Senior Subordinated Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Senior Subordinated Notes.

     (ii) Payment. The Company will not pay any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Senior Subordinated Notes as consideration for or as an inducement to the entering into by any Holder of Senior Subordinated Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Senior Subordinated Notes then outstanding even if such Holder did not consent to such waiver or amendment.

     14H. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Senior Subordinated Notes, the transfer by any Holder of any Senior Subordinated Notes or portion thereof or interest therein and the payment of any Senior Subordinated Note, and may be relied upon by any Transferee regardless of any investigation made at any time by or on behalf of the Purchasers, the Holders or any Transferee. Subject to the preceding sentence, this Agreement, the Senior Subordinated Notes and the other Credit Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Without limiting any provisions hereof, the Company agrees that it shall continue to perform and comply with its covenants, obligations and duties contained herein until all of the Senior Subordinated Notes are paid in full and all amounts payable hereunder are paid in full.

     14I. Successors and Assigns. All covenants and agreements in this Agreement and each other Credit Document by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not; provided, however, that the Company may not transfer or assign any of its rights or obligations under this Agreement or any other Credit Document without the prior written consent of all Holders.

     14J. Disclosure to Other Persons. Each Holder agrees to use reasonable efforts to hold in confidence and not disclose any written information (other than information (i) that was publicly known or otherwise known to such Holder, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) that subsequently becomes publicly known through no act or omission by such Holder, or (iii) that otherwise becomes known to such Holder, other than through disclosure by the Company pursuant hereto) delivered or made available by or on behalf of the Company, any Restricted Subsidiary or any Securitization Subsidiary to such Holder (including without limitation any non-public information obtained pursuant to Section 7) in connection with or pursuant to this Agreement that is proprietary in nature and clearly marked or labeled as being confidential information; provided, however, that nothing herein shall prevent any Holder from delivering copies of any financial statements and other documents delivered to such Holder, and disclosing any other information disclosed to such Holder, by or on behalf of the Company in connection with or pursuant to this Agreement to (a) such Holder's directors, officers, employees, agents and professional consultants, (b) any other Holder of any Senior Subordinated Notes, (c) any Person to which such Holder offers to sell any Senior Subordinated Notes or any part thereof, (d) any Person to which such Holder sells or offers to sell a participation in all or any part of any Senior Subordinated Notes, (e) any federal or state regulatory authority having jurisdiction over such Holder, (f) the National Association of Insurance Commissioners or any similar organization or (g) any other Person to which such delivery or disclosure may be necessary or appropriate or advisable (1) in compliance with any law, rule, regulation or order applicable to such Holder,
(2) in response to any subpoena or other legal process, (3) in connection with any litigation to which such Holder is a party or (4) in order to protect such Holder's investment in any Senior Subordinated Notes.

     14K. Notices. All communications provided for hereunder shall be in writing and sent by telecopier, certified or registered first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to it at the address specified for such communications on the Purchaser Schedule attached hereto, or to such other address as such Purchaser may have designated to the Company in writing, (ii) if to any Holder of any Senior Subordinated Notes, addressed to such Holder at the registered address of such Holder as set forth in the register kept by the Company at its principal office as provided in Section 14D, and (iii) if to the Company, addressed to it at 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telecopier number:
(317) 231-7926) Attention: Ms. Cynthia F. Whitaker, or to such other address for purposes hereof as the Company may have designated in writing to each Holder (such notice being effective on receipt).

     14L. Descriptive Headings. Descriptive headings of sections of this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

     14M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination by such party of such satisfaction shall be made by such party in its own independent judgment exercised in good faith and without regard to what others may consider reasonable unless a different standard is provided in any specific instance.

     14N. Independence of Covenants. All covenants hereunder shall be given independent effect.

     14O. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     14P. Governing Law. THIS AGREEMENT AND THE SENIOR SUBORDINATED NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     14Q. Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto or hereunder may be executed in any number of counterparts, and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. Any Purchaser may deliver its counterpart signature page hereto by telecopy to the special counsel to the Purchasers, which delivery shall be binding on such Purchaser, and provided further that any such Purchaser shall promptly provide such special counsel with an adequate number (as determined by the such special counsel) of originally executed signature pages hereto.

     14R. Dating. This Agreement is dated as of April 3, 1996, for convenience of reference only and was actually executed and delivered on the Execution Date set forth on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed and delivered by their respective duly authorized officers.

Execution Date:  April 3, 1996

                                                  UNION ACCEPTANCE CORPORATION,
                                                  an Indiana corporation

                                                  By:/s/ Cynthia F. Whitaker
                                                     --------------------------
                                                  Name: Cynthia F. Whitaker
                                                  Title: Vice President






                                                  THE NOTE PURCHASERS:
                                                  OHIO BUREAU OF WORKMEN'S
                                                  COMPENSATION,
                                                  an Ohio state agency

                                                  By: /s/ Terrence W. Gasper
                                                     --------------------------
                                                  Name: Terrence W. Gasper
                                                  Title: Chief Financial Officer

                                                 PRINCIPAL MUTUAL LIFE INSURANCE
                                                 COMPANY,
                                                 an Iowa corporation

                                                 By:/s/ John C. Heiny
                                                    ----------------------------
                                                 Name:  John C. Heiny
                                                 Title: Council

                                                 By: /s/ Annette M. Masterson
                                                    ----------------------------
                                                 Name:  Annette M. Masterson
                                                 Title: Director -
                                                        Securities Investment

                                                LUTHERAN CHURCH MISSOURI
                                                SYNOD FOUNDATION,
                                                a Missouri not-for-profit
                                                corporation

                                                By: /s/ Fred C. Sticht
                                                    ----------------------------
                                                Name:  Fred C. Sticht
                                                Title:  Vice President, Treasury
                                                        and Investments



                                                NATIONAL RURAL ELECTRIC
                                                COOPERATIVE ASSOCIATION,
                                                a non-profit trade association

                                                By: /s/ Douglas G. Kern
                                                    ----------------------------
                                                Name:  Douglas G. Kern
                                                Title: Senior Fixed-Income
                                                       Portfolio Manager

                                                THE OHIO CASUALTY INSURANCE
                                                COMPANY,
                                                an Ohio incorporated property
                                                and casualty insurance company

                                                By:  /s/ Richard B. Kelly
                                                    ----------------------------
                                                Name: Richard B. Kelly
                                                Title: Senior Investment Officer




                                                JOHN ALDEN LIFE INSURANCE
                                                COMPANY,
                                                a Minnesota corporation

                                                By: /s/ Michael E. Halligan
                                                    ----------------------------
                                                Name: Michael E. Halligan
                                                Title: Vice President

                                    EXHIBIT A

                       [FORM OF SENIOR SUBORDINATED NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM.

                          UNION ACCEPTANCE CORPORATION

                         9.99% Senior Subordinated Note

                               Due March 30, 2003

                              CUSIP NO. 904832 AA O

No.  [___]                                                         April 3, 1996

$[----------]
     UNION ACCEPTANCE CORPORATION, an Indiana corporation (the "Company"), for value received, hereby promises to pay to

                    [Name of Purchaser Registered Transferee]

                              or registered assigns
                         on the 30th day of March, 2003
                             the principal amount of

          [INSERT PRINCIPAL AMOUNT IN WORDS] DOLLARS (U.S. $__________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 9.99% per annum from the date hereof until maturity. Interest shall be payable, to the extent accrued and unpaid, quarterly in arrears on the thirtieth day of each March, June, September and December in each year (with the first such payment being due on June 30, 1996) and at maturity (whether on the date stated, upon acceleration, pursuant to a permitted demand, upon commencement of bankruptcy or insolvency proceedings or otherwise and upon any optional prepayment in lieu of the amount prepaid). The Company agrees to pay interest on any principal and premium not paid when due (whether at maturity, by optional or mandatory prepayment, upon acceleration, pursuant to a permitted demand, upon commencement of bankruptcy or insolvency proceedings or otherwise) and on any overdue installment of interest, to the fullest extent permitted by law, at the rate which is 2% above the interest rate which is otherwise applicable, payable on demand. Both the principal hereof and interest hereon and any Yield-Maintenance Premium (as defined in the Note Purchase Agreement referred to below) are payable in lawful money of the United States of America and in same day funds in accordance with the instructions with respect to the Purchaser of this Note set forth on the relevant Purchaser Schedule to that certain Note Purchase Agreement dated as of April 3, 1996 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), entered into by and among the Company and the original Purchasers listed on the signature pages thereof.

     This Note is one of the 9.99% Senior Subordinated Notes due March 30, 2003 (the "Notes") of the Company issued pursuant to the terms and provisions of the Note Purchase Agreement. This Note and the holder hereof are subject to certain obligations pursuant to, and are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the rights and benefits provided for or referred to in, the Note Purchase Agreement. Reference is hereby made to the Note Purchase Agreement for a statement of such obligations, rights and benefits and other terms applicable hereto (including provisions relating to the enforcement hereof), by each of which the holder and any transferee of this Note shall be benefited and bound.

     This Note and the other Notes outstanding under the Note Purchase Agreement may be declared due prior to their expressed maturity date, all in the events, on the terms and in the manner provided in the Note Purchase Agreement.

     The Company will make the required payments of principal at maturity and in the amounts specified in the Note Purchase Agreement. This Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity date except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Purchase Agreement.

     This Note is registered on the books of the Company and is transferable only by surrender hereof for registration of transfer at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of this Note or such holder's attorney duly authorized in writing. Payment of or on account of principal, Yield Maintenance Premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND ANY HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                        UNION ACCEPTANCE CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                       -1-